Exhibit 2.5

Execution Version

OPTION AGREEMENT

DATED AS OF JANUARY 15, 2013

BY AND BETWEEN

EARTH911, INC.

AND

QUEST RESOURCES GROUP, LLC

SECTION I. GRANT OF OPTION		1

1.1.	Grant of Option	1

1.2.	Exercise	1

SECTION II. EXERCISE PRICE AND EARN-OUT		1

2.1.	Exercise Price	1

2.2.	Earn-Out	1

2.3.	Disputes	2

SECTION III. REPRESENTATIONS AND WARRANTIES		3

3.1.	Representations and Warranties of Seller	3

3.2.	Further Representations and Warranties of Seller	14

3.3.	Representations and Warranties of Buyer	14

3.4.	Further Representations and Warranties of Buyer	24

SECTION IV. COVENANTS		24

4.1.	Covenants of Company and Seller	24

4.2.	Covenants of Buyer	27

4.3.	Best Efforts	28

4.4.	Public Announcements	28

SECTION V. CONDITIONS PRECEDENT TO EFFECTIVENESS OF OPTION		28

5.1.	Buyer’s Conditions Precedent	28

5.2.	Seller’s Conditions Precedent	29

SECTION VI. THE CLOSING		30

6.1.	Closing	30

6.2.	Deliveries by Company and Seller	30

6.3.	Deliveries by Buyer	30

6.4.	Obligations of All Parties	30

SECTION VII. WAIVER, MODIFICATION, ABANDONMENT		31

7.1.	Waivers	31

7.2.	Modification	31

7.3.	Abandonment	31

7.4.	Effect of Abandonment	31

SECTION VIII. GENERAL		32

8.1.	Indemnity Against Finders	32

8.2.	Controlling Law	32

8.3.	Notices	32

8.4.	Binding Nature of Agreement; No Assignment	33

8.5.	Entire Agreement	33

8.6.	Severability	33

8.7.	Section Headings	33

8.8.	Gender	33

8.9.	Survival of Representations and Warranties	33

8.10.	Counterparts	33

8.11.	Subsidiaries	34

8.12.	No Obligation to Hire	34

8.13.	Third-Party Beneficiary	34

8.14.	Assignability	34

OPTION AGREEMENT

This OPTION AGREEMENT (this “Agreement”), dated as of January 15, 2013, is made by and between Earth911, Inc., a Delaware corporation (“Buyer”), and Quest Resources Group, LLC, a Delaware limited liability company (“Seller”).

WHEREAS, Quest Resource Management Group, LLC, a Delaware limited liability company (“Company”), offers recycling management services (the “Business”).

WHEREAS, Buyer and Seller desire that Buyer acquire an option to purchase from Seller all of the issued and outstanding membership interests of Company held by Seller, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION I.

GRANT OF OPTION

1.1. Grant of Option. Seller hereby grants to Buyer the right, privilege, and option (the “Option”) to acquire all of the membership interests of Company owned by Seller, consisting of 500,000 units (collectively, the “Units”). This Agreement shall constitute an option and not an agreement obligating Buyer to purchase the Units.

1.2. Exercise. The Option shall become exercisable by Buyer as of the date that all of the conditions to effectiveness set forth in Section 5 hereof have been satisfied or waived (the “Effective Date”) and shall remain exercisable until terminated pursuant to Section 7 hereof.

SECTION II.

EXERCISE PRICE AND EARN-OUT

2.1. Exercise Price. The exercise price for the Units to be acquired pursuant to Section 1.1, upon exercise of the Option by Buyer, shall be an amount equal to the total of (a) $25,000,000 in cash or a cashier’s check or wire transfer plus (b) $5,000,000 in common stock (“Infinity Common Stock”) of Infinity Resources Holdings Corp., a Delaware corporation (“Infinity”), that owns all of the capital stock of Buyer, based on the average closing stock price of Infinity for the five-day period ending three days prior to the Closing (collectively, the “Exercise Price”).

2.2. Earn-Out. As additional consideration for the Units to be acquired pursuant to Section 1.1, following exercise of the Option by Buyer, Buyer shall pay to Seller the amounts set forth in this Section 2.2 (the “Earn-Out Payments”):

(a) in the event that the EBITDAS of Company for the fiscal year ending December 31, 2013 (the “2013 EBITDAS”) is at least $10,000,000, an amount equal to the sum of (i) 10% of the amount by which the 2013 EBITDAS exceeds $10,000,000 plus (ii) $5,000,000 in Infinity Common Stock, based on the average closing stock price of Infinity for the five-day period following Buyer’s receipt of the 2013 audit report;

(b) in the event that the EBITDAS of Company for the fiscal year ending December 31, 2014 (the “2014 EBITDAS”) is at least $11,666,667, an amount equal to 10% of the amount by which the 2014 EBITDAS exceeds $11,666,667;

(c) in the event that the EBITDAS of Company for the fiscal year ending December 31, 2015 (the “2015 EBITDAS”) is at least $11,666,667, an amount equal to 10% of the amount by which the 2015 EBITDAS exceeds $11,666,667;

(d) in the event that the EBITDAS of Company for the fiscal year ending December 31, 2016 (the “2016 EBITDAS”) is at least $11,666,667, an amount equal to 10% of the amount by which the 2016 EBITDAS exceeds $11,666,667; and

(e) in the event that the EBITDAS of Company for the fiscal year ending December 31, 2017, (the “2017 EBITDAS”) is at least $11,666,667, an amount equal to 10% of the amount by which the 2017 EBITDAS exceeds $11,666,667.

Any Earn-Out Payment to which Seller is entitled hereunder shall be paid no later than 30 days following Seller’s receipt of the audit report and EBITDAS calculation for such period (“Buyer’s Report”), a copy of which shall be delivered by Buyer to Seller within 30 days of the due date of Infinity Resources Holdings Corp.’s Annual Report on Form 10-K for such period (if Buyer’s Report is not delivered to Seller within the 30-day period, Buyer shall pay to Seller a penalty of 1% of the Earn-Out Payment for such year for each month that Buyer’s Report is delivered late, which penalty will begin accruing 30 days after the failure to deliver Buyer’s Report); provided, however, that in the event of a dispute with respect to the calculation of EBITDAS, any Earn-Out Payment to which Seller is entitled hereunder shall be paid within five business days of the date the applicable EBITDAS is final and binding upon the parties.

For purposes of this Agreement, “EBITDAS” shall mean the Net Income of the Company for any such period, plus (a) Taxes deducted in determining Net Income, (b) any interest deducted in determining Net Income, (c) any depreciation or amortization to the extent deducted in determining Net Income, and (d) all stock-related charges deducted in the calculation of Net Income, in each case adjusted to deduct all amounts related to any other company or businesses acquired by Company or its subsidiaries after the date of this Agreement. For purposes of this Agreement, “Net Income” means, for any of the foregoing periods, the net income (or loss) for Company, determined in accordance with GAAP. Any disputes with respect to the calculation of EBITDAS shall be resolved in accordance with the procedures contemplated by Section 2.3 hereof.

2.3. Disputes. The following sets forth the procedures for resolving disputes between the parties with respect to the determination of EBITDAS:

(a) Within 30 days after delivery to Seller of Buyer’s Report, Seller may deliver to Buyer a written report (“Seller’s Report”) advising Buyer either that Seller (i) agrees with Buyer’s Report, or (ii) deems that one or more adjustments are required. The costs and expenses incurred by Seller in connection with Seller’s Report shall be borne by Seller. If Buyer shall concur with the adjustments proposed in Seller’s Report, or if Buyer shall not object thereto in a writing delivered to Seller within 30 days after Buyer’s receipt of Seller’s Report, the calculation of EBITDAS set forth in Seller’s Report shall become final and shall not be subject to further review, challenge, or adjustment absent fraud. If Seller does not submit Seller’s Report within the 30-day period provided herein, then the calculation of EBITDAS set forth in Buyer’s Report shall become final and shall not be subject to further review, challenge, or adjustment absent fraud.

(b) In the event that Seller submits Seller’s Report and Buyer objects by written notice as set forth in Section 2.3(a), Buyer and Seller agree to confer in good faith to attempt to resolve any disagreements between Buyer’s Report and Seller’s Report. If Buyer and Seller are unable to resolve such disagreements within 30 days after the date of Buyer’s written objection to Seller’s Report, then such disagreements shall be referred to a nationally recognized firm of independent certified public accountants selected by mutual agreement of Seller and Buyer (the “Settlement Accountants”), and the determinations of the Settlement Accountants with respect to EBITDAS shall be final and shall not be subject to further review, challenge, or adjustment absent fraud. The Settlement Accountants shall use their best efforts to reach a determination not more than 45 days after such referral.

(c) Each party shall pay its own costs and expenses incurred in connection with this Section 2.3. The costs and expenses of the services of the Settlement Accountants shall be paid by Sellers if (i) the difference between (A) EBITDAS resulting from the determinations of the Settlement Accountants and (B) EBITDAS reflected in Seller’s Report is greater than (ii) the difference between (A) EBITDAS resulting from the determinations of the Settlement Accountants and (B) EBITDAS reflected in Buyer’s Report; otherwise, such costs and expenses of the Settlement Accountants shall be paid by Buyer.

SECTION III.

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of Seller. Except as otherwise set forth in Seller’s Disclosure Schedules heretofore delivered by Seller to Buyer, Seller represents and warrants to Buyer as follows:

(a) Due Organization, Good Standing, and Qualification. Each of Company and its subsidiaries is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has the requisite limited liability company power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Neither Company nor any subsidiary of Company is subject to any material disability by reason of the failure to be duly qualified as a foreign organization for the transaction of business or to be in good standing under the laws of any jurisdiction. As used in this Agreement with reference to Company, the term “subsidiaries” shall include all direct and indirect subsidiaries of Company. Schedule 3.1(a) hereto constitutes a list setting forth, as of the date of this Agreement, each jurisdiction in which Company and its subsidiaries are qualified to do business.

(b) Membership Interests; Options, Warrants, and Rights. As of the date hereof, Company has authorized membership interests consisting of 1,000,000 units, of which 1,000,000 units are issued and outstanding. All of the issued and outstanding membership interests of Company and of each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights. Neither Company nor any subsidiary of Company has outstanding any subscriptions, options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements, or understandings, to issue, any units of its membership interests or other securities, other than those referred to in Schedule 3.1(b).

(c) Subsidiaries. Schedule 3.1(c) hereto constitutes a list setting forth, as of the date of this Agreement, (i) the name, jurisdiction of formation, and list of members of each subsidiary of Company, and (ii) the name and a description of every other person, corporation, partnership, limited liability company, joint venture, or other business association in which Company directly or indirectly owns a material interest. The outstanding membership interests of the subsidiaries of Company are owned by Company free and clear of all claims, liens, charges, and encumbrances. Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business other than with respect to its subsidiaries.

(d) Financial Statements. The Consolidated Balance Sheets of Company and its subsidiaries as of December 31, 2011 and December 31, 2010, as well as the Consolidated Statements of Operations, the Consolidated Statements of Members’ Equity, and the Consolidated Statements of Cash Flows of Company and its subsidiaries for the years ended December 31, 2011 and December 31, 2010, and all related schedules and notes to the foregoing, have been reported on by BDO USA, LLP, independent public accountants, and the Consolidated Balance Sheet of Company and its subsidiaries as of September 30, 2012 (the “Company’s Base Balance Sheet”) and the Consolidated Statement of Operations, the Consolidated Statement of Members’ Equity, and the Consolidated Statement of Cash Flows of Company and its subsidiaries for the nine months ended September 30, 2012 have been prepared by Company without audit. All of the foregoing financial statements have been furnished by Seller to Buyer and have been prepared in accordance with generally accepted accounting principles, which were applied on a consistent basis, and present fairly, in all material respects, the consolidated financial position, results of operations, members’ equity, and cash flow of Company and its subsidiaries as of their respective dates and for the periods indicated. Neither Company nor any subsidiary of Company has any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in Company’s Base Balance Sheet or incurred since the date of that balance sheet in the ordinary course of business and as contemplated by this Agreement.

(e) Actions in the Ordinary Course of Business. Since the date of Company’s Base Balance Sheet, neither Company nor any subsidiary of Company (i) has taken any action or entered into any material transaction, other than contemplated hereby, outside the ordinary and usual course of business; (ii) has borrowed any money or become contingently liable for any obligation or liability of another; (iii) has failed to pay any of its debts and obligations as they become due; (iv) has incurred any debt, liability, or obligation of any nature to any party, except for obligations arising from the purchase of goods or the rendition of services in the ordinary and usual course of business; (v) has failed to use its best efforts to preserve its business organization intact, to keep available the services of its employees and independent contractors, or to preserve its relationships with its customers, suppliers, and others with which it deals; (vi) has sold, transferred, leased, or encumbered any of its assets or properties outside the ordinary and usual course of business; (vii) has waived any material right; (viii) has written off any assets or properties; or (ix) has hired any employees or increased the compensation of any employees outside the ordinary and usual course of business.

(f) No Material Change. Since the date of Company’s Base Balance Sheet, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, assets, properties, or operating results of Company and its subsidiaries taken as a whole; (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Company or any subsidiary of Company, which materially affects or impairs its ability to conduct its business; or (iii) any mortgage or pledge of any assets or properties of Company or any of its subsidiaries, or any indebtedness incurred by Company or any subsidiary of Company, other than indebtedness, not material in the aggregate, incurred in the ordinary and usual course of business.

(g) Title to Properties. Each of Company and its subsidiaries has good and marketable title to and rightful possession of all of its real and personal assets and properties, including all assets and properties reflected in Company’s Base Balance Sheet or acquired subsequent to the date of Company’s Base Balance Sheet, except assets or properties disposed of subsequent to the date of Company’s Base Balance Sheet in the ordinary and usual course of business and as contemplated by this Agreement. Such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest or title retention, or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Company and its subsidiaries or the ownership of their assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of Company and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in Company’s Base Balance Sheet. All leases pursuant to which Company or any subsidiary of Company leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms. Schedule 3.1(g) hereto sets forth the location, physical description, basis of occupancy, ownership, and terms of any mortgages or leases with respect to all properties used in the conduct of the Business.

(h) Condition of Assets and Properties. The buildings, equipment, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties presently used in, or necessary for the operation of, the business of Company or its subsidiaries, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

(i) Litigation; Absence of Claims or Product or Service Warranties. There are no actions, suits, claims, proceedings, investigations, or other litigation pending or, to the knowledge of Seller, threatened against Company or any subsidiary of Company, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Company or any subsidiary of Company, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operations, operating results, prospects, or condition, financial or otherwise, of Company and its subsidiaries taken as a whole. None of Company or any subsidiary of Company is a party to any decree, order, or arbitration award (or agreement entered into in any administrative, judicial, or arbitration proceeding with any governmental authority) with respect to or affecting any of its assets or properties (or the use thereof), its obligations or liabilities, or the Business (or the conduct thereof). Neither Seller, nor any subsidiary of Seller, nor any officer, director, manager, employee, or agent of Company or any subsidiary of Company has made any oral or written warranties with respect to the quality or absence of defect of the products or services sold or performed by Company or any subsidiary of Company that are in force as of the date hereof. There are no material claims pending, anticipated, or to the knowledge of Seller, threatened against Company or any subsidiary of Company with respect to the quality of or absence of defects in such products or services. Neither Company nor any subsidiary of Company has been required to pay direct, incidental, or consequential damages to any person or entity in connection with any of such products or services at any time during the five-year period preceding the date of this Agreement.

(j) Licenses and Permits. Neither Company nor any subsidiary of Company is subject to any material disability or liability by reason of its failure to possess any license, permit, franchise, certificate, consent, approval, or authorization. Each of Company and its subsidiaries has all licenses, permits, franchises, certificates, consents, approvals, and authorizations of whatever kind and type, governmental or private, necessary for the business conducted by it and the ownership or use of all assets and properties and the premises occupied by it. Schedule 3.1(j) hereto contains a true, correct, and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations necessary for the conduct of the business of Company and its subsidiaries.

(k) No Violation. To the knowledge of Seller, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Company or any subsidiary of Company of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any articles of organization, operating agreement, voting trust, proxy, or other similar agreement, (ii) any loan agreement, indenture, lease, or mortgage of Company or any of its subsidiaries, (iii) any provision or restriction of any lien, lease agreement, dealer agreement, contract, or instrument to which Company or any subsidiary of Company is a party or by which Company or any subsidiary of Company is bound, or (iv) any order, judgment, award, decree, law, rule, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Company or any subsidiary of Company is subject or by which Company or any subsidiary of Company is bound. To the knowledge of Seller, neither the execution and delivery by Company of this Agreement or any of the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance or security interest of any nature or type whatsoever with respect to any of the membership interests of any of Company’s subsidiaries or any of the assets of Company.

(l) Taxes.

(i) Tax Returns. Each of Company and its subsidiaries has duly filed in correct form all Tax Returns (as defined below) relating to its activities required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are complete and accurate in all material respects. Neither Company nor any subsidiary of Company is currently the beneficiary of any extension of time within which to file any Tax Return. Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Internal Revenue Code. Company has not been required to file a disclosure schedule under Treasury Regulation Section 1.6011-4. Company has furnished to Buyer a copy of all Tax Returns filed for it or its subsidiaries within the five-year period prior to the date of the Agreement.

(ii) Payment of Taxes. Company and each subsidiary of Company has paid or made provision for the payment of all Taxes (as defined below) (whether or not shown on any Tax Return and whether or not any Tax Return was required) that have been incurred or are due or claimed to be due from it by federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Buyer. Without limiting the foregoing, Company and each subsidiary of Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no liens on any of the assets of Company or any subsidiary of Company that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due. The unpaid Taxes of Company and its subsidiaries (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Company and its subsidiaries in filing its their Tax Returns. No claims for Taxes or assessments are being asserted or threatened against Company or any of its subsidiaries.

(iii) Other Jurisdictions. To the knowledge of Seller, no claim has ever been made by any taxing authority in any jurisdiction in which neither Company nor any subsidiary of Company does not file Tax Returns that Company is or may be subject to taxation by that jurisdiction.

(iv) Post-Closing Taxes. Neither Company nor any subsidiary of Company will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Internal Revenue Code, or any comparable provision of state, local, or foreign tax law.

(v) Disputes To the knowledge of Seller, there is no dispute or claim concerning any Tax liability of Company or any subsidiary of Company either (A) claimed or raised by any taxing authority in writing or (B) as to which Company or any subsidiary of Company has actual knowledge (after reasonable investigation) based upon personal contact with any agent of such taxing authority.

(vi) Statute of Limitations. Neither Company nor any subsidiary of Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(vii) Certain Payments. To the knowledge of Seller, none of Company or any subsidiary of Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Internal Revenue Code. To the knowledge of Seller, none of Company or any subsidiary of Company has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

(viii) No Partnership. Neither Company nor any subsidiary of Company is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes. Neither Company nor any subsidiary of Company is a party to any Tax allocation or sharing agreement.

(ix) Affiliated Group. Neither Company nor any subsidiary of Company (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has liability for the Taxes of any Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(x) Sale Leasebacks. Neither Company nor any subsidiary of Company has entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 2001-28 (or similar provisions of foreign law) or any safe harbor lease transaction.

(xi) Elections. All material elections with respect to Taxes affecting Company or any subsidiary of Company are disclosed or attached to a Tax Return of Company or such subsidiary.

(xii) Distributions. Neither Company nor any subsidiary of Company has distributed stock of another corporation or has had its membership interests distributed by another corporation in a transaction that was purported or intended to be governed by Section 355 or Section 361 of the Internal Revenue Code.

(xiii) Certain Definitions. For purposes of this Agreement, the (A) term “Taxes” shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, profits, excise, property, sales, use, transfer, license, payroll, employment, franchise, severance, stamp, occupation, premium, windfall profits, environment, customs duties, capital stock, withholding, Social Security, unemployment disability, registration, value added, alternative or add-on minimum, or estimated taxes, imposed by the United States or any state, local, or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any Tax Return; (B) the term “Tax Return” shall mean any report, return, declaration, claim for refund, information return, or other information, including any schedule or attachment thereto and any amendment thereof, required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person; (C) “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law; and (D) “Code” means the Internal Revenue Code of 1986, as amended

(m) Accounts Receivable. Each account receivable of Company and each subsidiary of Company has been acquired in the ordinary course of business, is valid and enforceable, and is fully collectible, subject to no defenses, deductions, set-offs, or counterclaims, except to the extent of the reserve reflected in Company’s Base Balance Sheet or in such other amount that is not material in the aggregate.

(n) Contracts. Except for contracts with haulers, processors, and the like, and except as set forth on Schedule 3.1(n) hereto, neither Company nor any subsidiary of Company is a party to (i) any plan or contract providing for bonuses, incentives, pensions, stock options, stock purchases, deferred compensation, retirement payments, pension, profit sharing, or welfare benefits; (ii) any plan or agreement providing for fringe benefits to present or former employees, including sick leave, severance pay, medical, hospitalization, life insurance, or related benefits; (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, excepting, in each case, items included within aggregate amounts disclosed or reflected in Company’s Base Balance Sheet; (iv) any employment, consulting, or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it or that provides for payments by it upon or after termination; (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $25,000; (vi) any contract or agreement creating an obligation of $25,000 or more; (vii) any mortgage, deed of trust, pledge agreement, security agreement, lease, or other contract or agreement, which by its terms does not terminate or is not terminable by it without penalty to it; (viii) any loan agreement, letter of credit, financing agreement, indenture, promissory note, or other similar type of arrangement; (ix) any dealer, distributorship, agency, sales, brokerage, wholesaling, franchise, license, conditional sales agreement, or similar agreement; (x) any purchase commitment to, or contract or agreement with, any manufacturer or other supplier; or (xi) any license, authority, or permit in favor of any person or entity or any assets or properties of Company or any of its subsidiaries. All mortgages, leases, contracts, agreements, and other arrangements to which Company or any subsidiary of Company is a party are valid and enforceable in accordance with their terms; Company, its subsidiaries, and all other parties to each of the foregoing have performed all obligations required to be performed to date and have waived no rights thereunder; neither Company, nor any subsidiary of Company, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them. Neither Company nor any subsidiary of Company is bound by any agreement or arrangement to sell or provide goods or services at prices below the prevailing market prices therefor or to purchase goods or services at prices above the prevailing market prices therefor. Seller has no reason to believe that there is a likelihood that any of the suppliers to Company or any of its subsidiaries will terminate their business relationship with Company or any of its subsidiaries for any reason whatsoever.

(o) Compliance with Law and Other Regulations.

(i) General. To the knowledge of Seller, each of Company and its subsidiaries is in compliance in all material respects with all requirements of federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it. Without limiting the foregoing, each of Company and its subsidiaries has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Neither Company nor any subsidiary of Company has received any notice from any federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law, or any requirement of any public authority or body.

(ii) Environmental. Without limiting the foregoing, to the knowledge of Seller, there is no environmental contamination, toxic waste or other discharge, spill, construction component, structural element or condition, adversely affecting any of the properties owned, leased, or used by Company or any subsidiary of Company, nor has Company or any subsidiary of Company received any official notice or citation that any of its properties in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including, without limitation, any requirements of CERCLA or any OSHA requirements. To the knowledge of Seller, there has been no (A) storage, treatment, generation, or transportation or any (B) spill, discharge, leak, emission, injection, escape, dumping, or release of any kind into the environment (including without limitation, into air, water, or ground water) of any materials (including, without limitation, industrial, toxic, or hazardous substances or solid, medical, or hazardous waste) by, or on behalf of, Company or any subsidiary of Company or from any property owned, leased, or used by Company or any subsidiary of Company in violation of any federal, state, or local law, statute, rule, or regulation or the common law or any decree, order, arbitration award, or agreement with or any license or permit from any federal, state, or local governmental authority. Schedule 3.1(o)(ii) hereto, sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are or have been used by Company or any subsidiary of Company, or are located on property owned, leased, or operated by Company or any subsidiary of Company, and that are subject to federal, state or local laws, statutes, rules, or regulations, and such schedule sets forth their present contents, what the contents have been at any time in the past, and what program of redemption, if any, is contemplated with respect thereto.

(p) Employee Benefit and Employment Matters.

(i) ERISA Matters. Each of Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of ERISA and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Company or its subsidiaries are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Company has furnished to Buyer true and complete copies of each pension plan, welfare plan, and employment benefit plan applicable to Company or any subsidiary of Company and related trust agreements or annuity contracts, Internal Revenue Service determination letters, and summary plan descriptions; all of the foregoing plans, agreements, and commitments are valid, binding, and in full force and effect, and there are no defaults thereunder; and none of the rights of Company or any of its ERISA Affiliates (as defined under ERISA) thereunder will be impaired by this Agreement or the consummation of the transactions contemplated by this Agreement.

(ii) Labor Matters. Each of Company and its subsidiaries has complied with all other applicable federal, state, and local laws relating to the employment of labor, including, without limitation, the provisions thereof relative to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and neither Company nor any subsidiary of Company is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time. Neither Company nor any subsidiary of Company is a party to any collective bargaining or other contract or agreement with any labor union, and there is no request for union representation pending or threatened against Company or any subsidiary of Company. There is not pending or threatened any (A) labor dispute, grievance, strike, or work stoppage involving any of the employees of Company or any subsidiary of Company, (B) charge or complaint against or involving any employees of Company or any subsidiary of Company by the National Labor Relations Board, the Department of Labor, the Occupational Health and Safety Administration, or any similar federal, state, or local board or agency, or (C) unfair employment or labor practice charges by or on behalf of any employee of Company or any subsidiary of Company.

(q) Insurance. Each of Company and its subsidiaries maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in such amounts as Company deems appropriate. Schedule 3.1(q) hereto contains a description (identifying insurer, coverage, premiums, named insured, deductibles, and expiration date) of all policies of fire, liability, and other forms of insurance that currently are, or at any time within the past five years have been, maintained in force by or for the account of Company or any of its subsidiaries with respect to the business and assets of Company or its subsidiaries (such policies are hereinafter referred to as the “Policies”). Each of Company and its subsidiaries has been continuously, and is presently, insured by insurers unaffiliated with Company with respect to its property and the conduct of its business in such amounts and against such risks as are adequate to protect its business and assets, including, without limitation, liability insurance. The insurance coverage provided by the Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby.

(r) No Payments to Managers, Officers, Members, or Others. Since the date of Company’s Base Balance Sheet, there has not been any purchase or redemption of any membership interests of Company or any subsidiary of Company or any transfer, distribution, or payment by Company or any subsidiary of Company, directly or indirectly, of any assets or properties to any manager, officer, member, or other person other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of Company’s Base Balance Sheet.

(s) No Prohibited Payments. Neither Company, nor any subsidiary of Company nor, to the knowledge of Seller, any officer, director, member, manager, employee, independent contractor, or agent, acting on behalf of Company or any subsidiary of Company, has at any time (i) made any contributions to any candidate for political office in violation of law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure, (ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which Company or any subsidiary of Company sells products or renders services or from which Company or any subsidiary of Company buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to Company or any subsidiary of Company, or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of Company or any subsidiary of Company.

(t) Governing Documents and Minute Books. Company has previously delivered to Buyer true and complete copies of the articles of organization and operating agreement of Company and its subsidiaries as currently in effect. The minute books of Company and its subsidiaries contain complete and accurate records of all meetings and other actions held or taken by the managers or members of Company and its subsidiaries, as the case may be, since their formation.

(u) Intellectual Property. Each of Company and its subsidiaries owns or holds all of the rights to use all trademarks, trade names, trade secrets, logos, fictitious names, service marks, slogans, patents, and copyrights that are used in or necessary to the operation of its business. Schedule 3.1(u) hereto sets forth a true, complete, and correct list of all of the Intellectual Property owned or used by Company or any subsidiary of Company. None of the matters covered by the Intellectual Property, nor any of the products or services sold or provided by Company or any subsidiary of Company, nor any of the processes used or the business practices followed by Company or any subsidiary of Company, infringes or has infringed upon any trademark, trade name, trade secret, logo, fictitious name, service mark, slogan, patent, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Neither Company nor any subsidiary of Company is, and following the Closing Buyer will not be, obligated to pay any royalty or other payment with respect to any of the Intellectual Property. No person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any of the Intellectual Property.

(v) Sufficiency of Purchased Assets. The assets and properties of Company and its subsidiaries, constitute all of the assets and properties of Company, and constitute all or substantially all of the assets and properties that are necessary to permit Buyer to continue to conduct the Business after the Closing Date in the manner in which the Business is currently being conducted by Company and its subsidiaries.

(w) Accuracy of Statements. To the knowledge of Seller, neither this Agreement nor any statement, list, certificate, or any other agreement executed in connection with this Agreement or other information furnished or to be furnished by Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

(x) Securities Matters. Seller represents and warrants to Buyer and Infinity as follows:

(i) Acquisition of Infinity Common Stock for Own Account. Seller will acquire the Infinity Common Stock for Seller’s own account and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) Knowledge and Experience in Financial and Business Matters. Seller has sufficient knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of the acquisition of the Infinity Common Stock, and Seller has the ability to bear the economic risk of acquiring the Infinity Common Stock.

(iii) Accredited Investor. Seller is an “Accredited Investor” as that term is defined under Rule 501 of Regulation D or otherwise can acquire the Infinity Common Stock pursuant to this Agreement without registration under the Securities Act by virtue of the exemption provided by Section 4(2) of that act.

(iv) Restricted Securities. Seller acknowledges and understands that the Infinity Common Stock will constitute “restricted securities” as defined in Rule 144 under the Securities Act and the certificates representing such shares will contain a legend to this effect. As a result, such shares of Infinity Common Stock may be sold only pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

(v) Available Information. Seller has been supplied with, or had access to, information to which a reasonable investor would attach significance in making investment decisions, including, without limitation, all publicly available filings by Infinity under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Infinity’s Form 10-K Report for the year ended June 30, 2012, Infinity’s Form 10-Q Report for the quarter ended September 30, 2012, and any information with respect to Infinity’s financial condition, business, and prospects and other information Seller has requested to enable Seller to make the decision to acquire the Infinity Common Stock.

3.2. Further Representations and Warranties of Seller. Seller further represents, warrants, and acknowledges to Buyer as follows:

(a) Ownership of Membership Interests. Seller owns, and at all times preceding the date hereof, has owned, the Units, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

(b) Power of Seller to Execute Agreement. Seller has the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c) Agreement Not in Breach of Other Instruments Affecting Seller. Except as set forth on Schedule 3.2(c) hereto, the execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which Seller is a party or by which Seller is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator or any applicable law, rule, or regulation.

3.3. Representations and Warranties of Buyer. Except as otherwise set forth in Buyer’s Disclosure Schedules heretofore delivered by Buyer to Seller, and except as disclosed in any document heretofore filed by Infinity with the Securities and Exchange Commission (“SEC”), Buyer represents and warrants to Seller as follows:

(a) Due Incorporation, Good Standing, and Qualification. Each of Buyer and its subsidiaries is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Neither Buyer nor any subsidiary of Buyer is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation or limited liability company for the transaction of business or to be in good standing under the laws of any jurisdiction. As used in this Agreement with reference to Buyer, the term “subsidiaries” shall include all direct or indirect subsidiaries of Buyer, other than Company and all direct and indirect subsidiaries of Company. No warranty relating to Buyer or its subsidiaries shall be deemed to be breached as a result of any circumstances that would constitute a breach of warranty by Company. Schedule 3.3(a) hereto constitutes a list setting forth, as of the date of this Agreement, each jurisdiction in which Buyer and its subsidiaries are qualified to do business.

(b) Capital Stock; Options, Warrants, and Rights. As of the date hereof, Buyer has authorized capital stock consisting of 100,000,000 shares of common stock, $0.0001 par value, of which 1,000 shares are issued and outstanding, and 20,000,000 shares of preferred stock, $0.0001 par value, of which no shares are issued and outstanding. All of the issued and outstanding capital stock of Buyer and of each of its subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights. Neither Buyer nor any subsidiary of Buyer has outstanding any subscriptions, options, warrants, or other rights to purchase, or securities or other obligations convertible into or exchangeable for, or contracts, commitments, agreements, arrangements, or understandings, to issue, any shares of its capital stock or other securities, other than those referred to in Schedule 3.3(b).

(c) Subsidiaries. Schedule 3.3(c) hereto constitutes a list setting forth, as of the date of this Agreement, (i) the name, jurisdiction of formation, and list of stockholders or members of each subsidiary of Buyer, and (ii) the name and a description of every other person, corporation, partnership, limited liability company, joint venture, or other business association in which Buyer directly or indirectly owns a material interest. The outstanding shares of capital stock or membership interests of the subsidiaries of Buyer are owned by Buyer free and clear of all claims, liens, charges, and encumbrances. Buyer does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any corporation or other business other than with respect to its subsidiaries.

(d) Financial Statements. The Consolidated Balance Sheets of Buyer and its subsidiaries as of December 31, 2011 and December 31, 2010, as well as the Consolidated Statements of Operations, the Consolidated Statements of Changes in Stockholders’ and Members’ Equity, and the Consolidated Statements of Cash Flows of Buyer and its subsidiaries for the years ended December 31, 2011 and December 31, 2010, and all related schedules and notes to the foregoing, have been reported on by Semple, Marchal & Cooper, LLP, independent public accountants, and the Consolidated Balance Sheet of Buyer and its subsidiaries as of September 30, 2012 (the “Buyer’s Base Balance Sheet”) and the Consolidated Statement of Operations, the Consolidated Statement of Changes in Stockholders’ and Members’ Equity, and the Consolidated Statement of Cash Flows of Buyer and its subsidiaries for the nine months ended September 30, 2012 have been prepared by Buyer without audit. All of the foregoing financial statements have been furnished by Buyer to Seller and have been prepared in accordance with generally accepted accounting principles, which were applied on a consistent basis, and present fairly, in all material respects, the consolidated financial position, results of operations, stockholders’ and members’ equity, and cash flow of Buyer and its subsidiaries as of their respective dates and for the periods indicated. Neither Buyer nor any subsidiary of Buyer has any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in Buyer’s Base Balance Sheet or incurred since the date of that balance sheet in the ordinary course of business and as contemplated by this Agreement.

(e) Actions in the Ordinary Course of Business. Since the date of Buyer’s Base Balance Sheet, neither Buyer nor any subsidiary of Buyer (i) has taken any action or entered into any material transaction, other than contemplated hereby, outside the ordinary and usual course of business; (ii) has borrowed any money or become contingently liable for any obligation or liability of another; (iii) has failed to pay any of its debts and obligations as they become due; (iv) has incurred any debt, liability, or obligation of any nature to any party, except for obligations arising from the purchase of goods or the rendition of services in the ordinary and usual course of business; (v) has failed to use its best efforts to preserve its business organization intact, to keep available the services of its employees and independent contractors, or to preserve its relationships with its customers, suppliers, and others with which it deals; (vi) has sold, transferred, leased, or encumbered any of its assets or properties outside the ordinary and usual course of business; (vii) has waived any material right; (viii) has written off any assets or properties; or (ix) has hired any employees or increased the compensation of any employees outside the ordinary and usual course of business.

(f) No Material Change. Since the date of Buyer’s Base Balance Sheet, there has not been and there is not threatened (i) any material adverse change in the financial condition, business, assets, properties, or operating results of Buyer and its subsidiaries taken as a whole; (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Buyer or any subsidiary of Buyer, which materially affects or impairs its ability to conduct its business; or (iii) any mortgage or pledge of any assets or properties of Buyer or any of its subsidiaries, or any indebtedness incurred by Buyer or any subsidiary of Buyer, other than indebtedness, not material in the aggregate, incurred in the ordinary and usual course of business.

(g) Title to Properties. Each of Buyer and its subsidiaries has good and marketable title to and rightful possession of all of its real and personal assets and properties, including all assets and properties reflected in Buyer’s Base Balance Sheet or acquired subsequent to the date of Buyer’s Base Balance Sheet, except assets or properties disposed of subsequent to the date of Buyer’s Base Balance Sheet in the ordinary and usual course of business and as contemplated by this Agreement. Such assets and properties are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest or title retention, or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the business of Buyer and its subsidiaries or the ownership of their assets or properties, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the assets or properties of Buyer and its subsidiaries taken as a whole or materially impair the use thereof in the operation of their respective businesses, except in each case as disclosed in Buyer’s Base Balance Sheet. All leases pursuant to which Buyer or any subsidiary of Buyer leases any substantial amount of real or personal property are valid and effective in accordance with their respective terms. Schedule 3.3(g) hereto sets forth the location, physical description, basis of occupancy, ownership, and terms of any mortgages or leases with respect to all properties used in the conduct of Buyer’s business.

(h) Condition of Assets and Properties. The buildings, equipment, fixtures, furniture, furnishings, office equipment, and all other tangible personal assets and properties presently used in, or necessary for the operation of, the business of Buyer or its subsidiaries, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

(i) Litigation; Absence of Claims or Product or Service Warranties. There are no actions, suits, claims, proceedings, investigations, or other litigation pending or, to the knowledge of Buyer, threatened against Buyer or any subsidiary of Buyer, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Buyer or any subsidiary of Buyer, would individually or in the aggregate have a material adverse effect on the business, assets, properties, operations, operating results, prospects, or condition, financial or otherwise, of Buyer and its subsidiaries taken as a whole. None of Buyer or any subsidiary of Buyer is a party to any decree, order, or arbitration award (or agreement entered into in any administrative, judicial, or arbitration proceeding with any governmental authority) with respect to or affecting any of its assets or properties (or the use thereof), its obligations or liabilities, or the business of Buyer (or the conduct thereof). Neither Buyer, nor any subsidiary of Buyer, nor any officer, director, manager, employee, or agent of Buyer or any subsidiary of Buyer has made any oral or written warranties with respect to the quality or absence of defect of the products or services sold or performed by Buyer or any subsidiary of Buyer that are in force as of the date hereof. There are no material claims pending, anticipated, or to the knowledge of Buyer, threatened against Buyer or any subsidiary of Buyer with respect to the quality of or absence of defects in such products or services. Neither Buyer nor any subsidiary of Buyer has been required to pay direct, incidental, or consequential damages to any person or entity in connection with any of such products or services at any time during the five-year period preceding the date of this Agreement.

(j) Licenses and Permits. Neither Buyer nor any subsidiary of Buyer is subject to any material disability or liability by reason of its failure to possess any license, permit, franchise, certificate, consent, approval, or authorization. Each of Buyer and its subsidiaries has all licenses, permits, franchises, certificates, consents, approvals, and authorizations of whatever kind and type, governmental or private, necessary for the business conducted by it and the ownership or use of all assets and properties and the premises occupied by it. Schedule 3.3(j) hereto contains a true, correct, and complete list of all licenses, permits, franchises, certificates, consents, approvals, and authorizations necessary for the conduct of the business of Buyer and its subsidiaries.

(k) No Violation. To the knowledge of Buyer, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Buyer or any subsidiary of Buyer of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, stockholders’ agreement, articles of organization, operating agreement, voting trust, proxy, or other similar agreement, (ii) any loan agreement, indenture, lease, or mortgage of Buyer or any of its subsidiaries, (iii) any provision or restriction of any lien, lease agreement, dealer agreement, contract, or instrument to which Buyer or any subsidiary of Buyer is a party or by which Buyer or any subsidiary of Buyer is bound, or (iv) any order, judgment, award, decree, law, rule, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Buyer or any subsidiary of Buyer is subject or by which Buyer or any subsidiary of Buyer is bound. To the knowledge of Buyer, neither the execution and delivery by Buyer of this Agreement or any of the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will result in the creation of any lien, claim, right, charge, encumbrance or security interest of any nature or type whatsoever with respect to any of the stock or membership interests of any of Buyer’s subsidiaries or any of the assets of Buyer.

(l) Taxes.

(i) Tax Returns. Each of Buyer and its subsidiaries has duly filed in correct form all Tax Returns (as defined below) relating to its activities required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are complete and accurate in all material respects. Neither Buyer nor any subsidiary of Buyer is currently the beneficiary of any extension of time within which to file any Tax Return. Buyer has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Internal Revenue Code. Buyer has not been required to file a disclosure schedule under Treasury Regulation Section 1.6011-4. Buyer has furnished to Buyer a copy of all Tax Returns filed for it or its subsidiaries within the five-year period prior to the date of the Agreement.

(ii) Payment of Taxes. Buyer and each subsidiary of Buyer has paid or made provision for the payment of all Taxes (as defined below) (whether or not shown on any Tax Return and whether or not any Tax Return was required) that have been incurred or are due or claimed to be due from it by federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Buyer. Without limiting the foregoing, Buyer and each subsidiary of Buyer has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no liens on any of the assets of Buyer or any subsidiary of Buyer that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens for Taxes not yet due. The unpaid Taxes of Buyer and its subsidiaries (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Buyer and its subsidiaries in filing its their Tax Returns. No claims for Taxes or assessments are being asserted or threatened against Buyer or any of its subsidiaries.

(iii) Other Jurisdictions. To the knowledge of Buyer, no claim has ever been made by any taxing authority in any jurisdiction in which neither Buyer nor any subsidiary of Buyer does not file Tax Returns that Buyer is or may be subject to taxation by that jurisdiction.

(iv) Post-Closing Taxes. Neither Buyer nor any subsidiary of Buyer will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Internal Revenue Code, or any comparable provision of state, local, or foreign tax law.

(v) Disputes To the knowledge of Buyer, there is no dispute or claim concerning any Tax liability of Buyer or any subsidiary of Buyer either (A) claimed or raised by any taxing authority in writing or (B) as to which Buyer or any subsidiary of Buyer has actual knowledge (after reasonable investigation) based upon personal contact with any agent of such taxing authority.

(vi) Statute of Limitations. Neither Buyer nor any subsidiary of Buyer has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(vii) Certain Payments. To the knowledge of Buyer, none of Buyer or any subsidiary of Buyer has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Internal Revenue Code. To the knowledge of Buyer, none of Buyer or any subsidiary of Buyer has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

(viii) No Partnership. Neither Buyer nor any subsidiary of Buyer is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes. Neither Buyer nor any subsidiary of Buyer is a party to any Tax allocation or sharing agreement.

(ix) Affiliated Group. Neither Buyer nor any subsidiary of Buyer (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has liability for the Taxes of any Person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(x) Sale Leasebacks. Neither Buyer nor any subsidiary of Buyer has entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 2001-28 (or similar provisions of foreign law) or any safe harbor lease transaction.

(xi) Elections. All material elections with respect to Taxes affecting Buyer or any subsidiary of Buyer are disclosed or attached to a Tax Return of Buyer or such subsidiary.

(xii) Distributions. Neither Buyer nor any subsidiary of Buyer has distributed stock of another corporation or has had its stock distributed by another corporation in a transaction that was purported or intended to be governed by Section 355 or Section 361 of the Internal Revenue Code.

(xiii) Certain Definitions. For purposes of this Agreement, the (A) term “Taxes” shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, profits, excise, property, sales, use, transfer, license, payroll, employment, franchise, severance, stamp, occupation, premium, windfall profits, environment, customs duties, capital stock, withholding, Social Security, unemployment disability, registration, value added, alternative or add-on minimum, or estimated taxes, imposed by the United States or any state, local, or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any Tax Return; (B) the term “Tax Return” shall mean any report, return, declaration, claim for refund, information return, or other information, including any schedule or attachment thereto and any amendment thereof, required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person; (C) “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law; and (D) “Code” means the Internal Revenue Code of 1986, as amended

(m) Accounts Receivable. Each account receivable of Buyer and each subsidiary of Buyer has been acquired in the ordinary course of business, is valid and enforceable, and is fully collectible, subject to no defenses, deductions, set-offs, or counterclaims, except to the extent of the reserve reflected in Buyer’s Base Balance Sheet or in such other amount that is not material in the aggregate.

(n) Contracts. Except as set forth on Schedule 3.3(n) hereto, neither Buyer nor any subsidiary of Buyer is a party to (i) any plan or contract providing for bonuses, incentives, pensions, stock options, stock purchases, deferred compensation, retirement payments, pension, profit sharing, or welfare benefits; (ii) any plan or agreement providing for fringe benefits to present or former employees, including sick leave, severance pay, medical, hospitalization, life insurance, or related benefits; (iii) any lease, installment purchase agreement, or other contract with respect to any real or personal property used or proposed to be used in its operations, excepting, in each case, items included within aggregate amounts disclosed or reflected in Buyer’s Base Balance Sheet; (iv) any employment, consulting, or other similar arrangement not terminable by it upon 30 days or less notice without penalty to it or that provides for payments by it upon or after termination; (v) any contract or agreement for the purchase of any commodity, material, fixed asset, or equipment in excess of $25,000; (vi) any contract or agreement creating an obligation of $25,000 or more; (vii) any mortgage, deed of trust, pledge agreement, security agreement, lease, or other contract or agreement, which by its terms does not terminate or is not terminable by it without penalty to it; (viii) any loan agreement, letter of credit, financing agreement, indenture, promissory note, or other similar type of arrangement; (ix) any dealer, distributorship, agency, sales, brokerage, wholesaling, franchise, license, conditional sales agreement, or similar agreement; (x) any purchase commitment to, or contract or agreement with, any manufacturer or other supplier; or (xi) any license, authority, or permit in favor of any person or entity or any assets or properties of Buyer or any of its subsidiaries. All mortgages, leases, contracts, agreements, and other arrangements to which Buyer or any subsidiary of Buyer is a party are valid and enforceable in accordance with their terms; Buyer, its subsidiaries, and all other parties to each of the foregoing have performed all obligations required to be performed to date and have waived no rights thereunder; neither Buyer, nor any subsidiary of Buyer, nor any such other party is in default or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default under any of them. Neither Buyer nor any subsidiary of Buyer is bound by any agreement or arrangement to sell or provide goods or services at prices below the prevailing market prices therefor or to purchase goods or services at prices above the prevailing market prices therefor. Buyer has no reason to believe that there is a likelihood that any of the suppliers to Buyer or any of its subsidiaries will terminate their business relationship with Buyer or any of its subsidiaries for any reason whatsoever.

(o) Compliance with Law and Other Regulations.

(i) General. To the knowledge of Buyer, each of Buyer and its subsidiaries is in compliance in all material respects with all requirements of federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it. Without limiting the foregoing, each of Buyer and its subsidiaries has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Neither Buyer nor any subsidiary of Buyer has received any notice from any federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building, or zoning law, or any requirement of any public authority or body.

(ii) Environmental. Without limiting the foregoing, to the knowledge of Buyer, there is no environmental contamination, toxic waste or other discharge, spill, construction component, structural element or condition, adversely affecting any of the properties owned, leased, or used by Buyer or any subsidiary of Buyer, nor has Buyer or any subsidiary of Buyer received any official notice or citation that any of its properties in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including, without limitation, any requirements of CERCLA or any OSHA requirements. To the knowledge of Buyer, there has been no (A) storage, treatment, generation, or transportation or any (B) spill, discharge, leak, emission, injection, escape, dumping, or release of any kind into the environment (including without limitation, into air, water, or ground water) of any materials (including, without limitation, industrial, toxic, or hazardous substances or solid, medical, or hazardous waste) by, or on behalf of, Buyer or any subsidiary of Buyer or from any property owned, leased, or used by Buyer or any subsidiary of Buyer in violation of any federal, state, or local law, statute, rule, or regulation or the common law or any decree, order, arbitration award, or agreement with or any license or permit from any federal, state, or local governmental authority. Schedule 3.3(o)(ii) hereto, sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are or have been used by Buyer or any subsidiary of Buyer, or are located on property owned, leased, or operated by Buyer or any subsidiary of Buyer, and that are subject to federal, state or local laws, statutes, rules, or regulations, and such schedule sets forth their present contents, what the contents have been at any time in the past, and what program of redemption, if any, is contemplated with respect thereto.

(p) Employee Benefit and Employment Matters.

(i) ERISA Matters. Each of Buyer and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of ERISA and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Buyer or its subsidiaries are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Buyer has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Buyer has furnished to Buyer true and complete copies of each pension plan, welfare plan, and employment benefit plan applicable to Buyer or any subsidiary of Buyer and related trust agreements or annuity contracts, Internal Revenue Service determination letters, and summary plan descriptions; all of the foregoing plans, agreements, and commitments are valid, binding, and in full force and effect, and there are no defaults thereunder; and none of the rights of Buyer or any of its ERISA Affiliates (as defined under ERISA) thereunder will be impaired by this Agreement or the consummation of the transactions contemplated by this Agreement.

(ii) Labor Matters. Each of Buyer and its subsidiaries has complied with all other applicable federal, state, and local laws relating to the employment of labor, including, without limitation, the provisions thereof relative to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, and neither Buyer nor any subsidiary of Buyer is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time. Neither Buyer nor any subsidiary of Buyer is a party to any collective bargaining or other contract or agreement with any labor union, and there is no request for union representation pending or threatened against Buyer or any subsidiary of Buyer. There is not pending or threatened any (A) labor dispute, grievance, strike, or work stoppage involving any of the employees of Buyer or any subsidiary of Buyer, (B) charge or complaint against or involving any employees of Buyer or any subsidiary of Buyer by the National Labor Relations Board, the Department of Labor, the Occupational Health and Safety Administration, or any similar federal, state, or local board or agency, or (C) unfair employment or labor practice charges by or on behalf of any employee of Buyer or any subsidiary of Buyer.

(q) Insurance. Each of Buyer and its subsidiaries maintains in full force and effect insurance coverage on its assets, properties, premises, operations, and personnel in such amounts as Buyer deems appropriate. Schedule 3.3(q) hereto contains a description (identifying insurer, coverage, premiums, named insured, deductibles, and expiration date) of all policies of fire, liability, and other forms of insurance that currently are, or at any time within the past five years have been, maintained in force by or for the account of Buyer or any of its subsidiaries with respect to the business and assets of Buyer or its subsidiaries (such policies are hereinafter referred to as the “Policies”). Each of Buyer and its subsidiaries has been continuously, and is presently, insured by insurers unaffiliated with Buyer with respect to its property and the conduct of its business in such amounts and against such risks as are adequate to protect its business and assets, including, without limitation, liability insurance. The insurance coverage provided by the Policies presently in force will not in any material respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated hereby.

(r) No Payments to Directors, Officers, Stockholders, or Others. Since the date of Buyer’s Base Balance Sheet, there has not been any purchase or redemption of any capital stock or membership interests of Buyer or any subsidiary of Buyer or any transfer, distribution, or payment by Buyer or any subsidiary of Buyer, directly or indirectly, of any assets or properties to any director, officer, manager, stockholder, member, or other person other than the payment of compensation for services actually rendered at rates not in excess of the rates prevailing on the date of Buyer’s Base Balance Sheet.

(s) No Prohibited Payments. Neither Buyer, nor any subsidiary of Buyer nor, to the knowledge of Buyer, any officer, director, member, manager, employee, independent contractor, or agent, acting on behalf of Buyer or any subsidiary of Buyer, has at any time (i) made any contributions to any candidate for political office in violation of law or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation, or ordinance requiring such disclosure, (ii) made any payment to any local, state, federal, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which Buyer or any subsidiary of Buyer sells products or renders services or from which Buyer or any subsidiary of Buyer buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to Buyer or any subsidiary of Buyer, or (iv) engaged in any transaction, maintained any bank account, or used any corporate funds, except for transactions, bank accounts, and funds that have been and are reflected in the normally maintained books and records of Buyer or any subsidiary of Buyer.

(t) Governing Documents and Minute Books. Buyer has previously delivered to Buyer true and complete copies of the charter and bylaws or articles of organization and operating agreement of Buyer and its subsidiaries as currently in effect. The minute books of Buyer and its subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken by the Boards of Directors (or committees of the Boards of Directors) and stockholders, or managers and members, of Buyer and its subsidiaries, as the case may be, since their formation.

(u) Intellectual Property. Each of Buyer and its subsidiaries owns or holds all of the rights to use all trademarks, trade names, trade secrets, logos, fictitious names, service marks, slogans, patents, and copyrights that are used in or necessary to the operation of its business. Schedule 3.3(u) hereto sets forth a true, complete, and correct list of all of the Intellectual Property owned or used by Buyer or any subsidiary of Buyer. None of the matters covered by the Intellectual Property, nor any of the products or services sold or provided by Buyer or any subsidiary of Buyer, nor any of the processes used or the business practices followed by Buyer or any subsidiary of Buyer, infringes or has infringed upon any trademark, trade name, trade secret, logo, fictitious name, service mark, slogan, patent, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Neither Buyer nor any subsidiary of Buyer is, and following the Closing Buyer will not be, obligated to pay any royalty or other payment with respect to any of the Intellectual Property. No person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any of the Intellectual Property.

(v) Accuracy of Statements. To the knowledge of Buyer, neither this Agreement nor any statement, list, certificate, or any other agreement executed in connection with this Agreement or other information furnished or to be furnished by Buyer to Seller in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

3.4. Further Representations and Warranties of Buyer. Buyer further represents, warrants, and acknowledges to Seller as follows:

(a) Power of Buyer to Execute Agreement. Buyer has the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement is the legal and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(b) Agreement Not in Breach of Other Instruments Affecting Buyer. Except as set forth in Schedule 3.4(b) hereto, the execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under any agreement or other instrument of any description to which Buyer is a party or by which Buyer is bound, or any judgment, decree, order, or award of any court, governmental body, or arbitrator or any applicable law, rule, or regulation.

(c) Intent and Access. Buyer is acquiring the membership interests of Company without a view to the distribution or resale of such membership interests in violation of any applicable federal or state securities laws. Buyer has been furnished with such information, both financial and non-financial, with respect to the operations, business, capital structure, and financial position of Company and its subsidiaries as Buyer believes necessary and have been given the opportunity to ask questions of and receive answers from Company and its subsidiaries and their officers concerning Company and its subsidiaries.

(d) SEC Reports. Infinity’s Form 10-K Report for the year ended June 30, 2012, and all subsequent reports and proxy statements filed by Infinity thereafter with the SEC pursuant to Section 13(a) or 14(a) of the Exchange Act, do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. All such reports, registrations, and statements, which are filed between the date hereof and the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not misleading.

(e) Status of Infinity Common Stock to be Issued. The shares of Infinity Common Stock to be issued in partial payment of the Exercise Price will be, when issued, validly authorized and issued, fully paid, nonassessable, and free of preemptive or other similar rights.

SECTION IV.

COVENANTS

4.1. Covenants of Company and Seller. Unless Buyer otherwise agrees in writing and except as set forth in Seller’s Disclosure Schedules or contemplated by this Agreement, Seller agrees, at all times from the date of this Agreement through the Closing Date:

(a) Preservation of Business. Company shall use its best efforts to (i) preserve intact the present business organization of Company and its subsidiaries; (ii) preserve the present goodwill and advantageous relationships of Company and its subsidiaries with all persons having business dealings with Company or its subsidiaries; (iii) preserve the net worth of Seller; and (iv) preserve and maintain in force all licenses, registrations, franchises, patents, trademarks, copyrights, bonds, and other similar rights of Company and its subsidiaries.

(b) No Organic Change. Neither Company nor any subsidiary of Company, shall (i) amend its articles of organization or operating agreement; (ii) make any change in its membership interests by reclassification, subdivision, reorganization, or otherwise; or (iii) merge or consolidate with or sell any assets to any other corporation, trust, or entity or change the character of its business, except as contemplated by this Agreement.

(c) Ordinary Course. Each of Company and its subsidiaries shall operate its business only in the usual, regular, and ordinary course and manner. Without limiting the foregoing, Company and its subsidiaries shall not (i) encumber or mortgage any assets or properties; (ii) incur any obligation or liability (contingent or otherwise), incur or modify any indebtedness, incur or make any capital expenditures, purchase or acquire, or transfer or convey, any assets or properties, or enter into any transaction or make or enter into any contract or commitment, except in the usual and ordinary course of business consistent with past practice and as contemplated by this Agreement; (iii) create or acquire any subsidiary, invest in or acquire any stock or other equity interest in any corporation, trust, or other entity, or purchase any investment assets; (iv) expend more than $50,000 in any month, except in the ordinary course of business consistent with prior periods and as permitted by this Agreement, without the written approval of Buyer, which shall not be unreasonably withheld; (v) waive any material right; or (vi) make any material change in the nature or conduct of its business.

(d) Maintenance of Assets and Properties. Each of Company and its subsidiaries shall keep the premises occupied by it and all of the equipment and other tangible assets and personal property used by it in good operating condition and shall perform all necessary repairs and maintenance. Company and its subsidiaries shall not remove any personal property from any facility of Company or its subsidiaries unless same are replaced with similar items of at least equal quality prior to the Closing Date. Company and its subsidiaries shall not permit any modifications or additions to and shall not sell or permit to be sold or otherwise transferred or disposed of any item or group of items constituting personal property, except items sold in the ordinary and usual course of business. Company and its subsidiaries shall not convey any interest in any of their assets or properties or subject any of their assets or properties, or any portion thereof, to any additional liens, encumbrances, or similar matters.

(e) Satisfaction of Obligations and Liabilities. Each of Company and its subsidiaries shall (i) pay or cause to be paid all of the obligations and liabilities arising out of its business as they mature, including those related to taxes, except for those that are in good faith disputed with the written approval of Buyer; (ii) maintain and perform in all material respects its obligations under all agreements and contracts to which it is bound in accordance with their terms; and (iii) comply in all material respects with all requirements of applicable federal, state, and local laws, regulations, and rules. Company and its subsidiaries shall pay or cause to be paid in full all bills and invoices for labor, goods, materials, supplies, services, and utilities of any kind relating to their business, which were contracted for by Company or any of its subsidiaries or which were delivered to or performed on their assets or properties.

(f) Books and Records. Each of Company and its subsidiaries shall maintain their books, accounts, and records in the usual, regular, and ordinary manner and on a basis consistent with prior years, and each of Company and its subsidiaries shall comply with all laws applicable to it or to the conduct of its business.

(g) Insurance. Each of Company and its subsidiaries shall maintain in force through the Closing Date all of the property, casualty, crime, directors and officers, and other forms of insurance that it is presently carrying and shall refrain from making any change in any such insurance coverage.

(h) Entry Into Obligations. Neither Company nor any subsidiary of Company shall (i) enter into any lease, contract, agreement, or other obligation with any party, other than contracts for the sale of products or services and contracts for the purchase of supplies or services in the ordinary and usual course of business or, whether or not in the ordinary course of business, which involve obligations in excess of $50,000 or which extend beyond six months from the date of this Agreement; (ii) amend, modify, extend, change, or terminate any presently existing lease, contract, agreement, or other obligation; or (iii) enter into any service agreement, maintenance agreement, contract, or other arrangement relating to the operation or maintenance of the assets and properties or business of Company or its subsidiaries, other than in the ordinary course of business.

(i) No Issuance of Membership Interests, Options, or Other Securities. Neither Company nor any subsidiary of Company shall (i) issue any membership interests, or (ii) grant any option, warrant, or other right to purchase or to convert any obligation into membership interests.

(j) Acquisitions and Dispositions. Neither Company nor any subsidiary of Company shall (i) transfer, sell, pledge, dispose of, or encumber any assets or properties, except in the ordinary course of business and consistent with past practice and as contemplated by this Agreement; or (ii) directly or indirectly acquire, purchase, or redeem any of its membership interests or that of its subsidiaries or permit any of its subsidiaries to do so.

(k) Distributions. Neither Company nor any subsidiary of Company shall declare, make, or pay any distribution with respect to Company’s membership interests or otherwise, except as provided in its governing instruments, which will include distributions payable through the Closing pursuant to Company’s limited liability company agreement.

(l) Compensation. Neither Company nor any subsidiary of Company shall (i) increase the compensation payable (including bonus compensation) to any officer or manager or to other management personnel from the amount payable as of the date of Company’s Base Balance Sheet; or (ii) introduce or change any pension or profit sharing plan or any other employee benefit arrangement.

(m) Employees. Seller shall use its best efforts to cause Company and each subsidiary of Company to retain and keep available, the services of each of its present employees, representatives, and agents. Neither Company nor any subsidiary of Company shall hire any employees, except in the ordinary course of business and consistent with past practice, or adopt any employee benefit plan or arrangement for the benefit of employees. Company and its subsidiaries shall not enter into any employment agreements with any of their officers or management personnel that may not be canceled by them without penalty upon notice not exceeding 30 days.

(n) Right of Inspection. Each of Company and its subsidiaries shall make available to Buyer and its representatives for inspection at all reasonable times all of the assets, properties, facilities, records, and agreements (including all documents of any description evidencing any right or obligation of Company or its subsidiaries) and the books, records, accounts, and financial statements of Company and its subsidiaries as they shall reasonably request and allow Buyer and its representatives the right to make whatever copies of such materials they require, and Company shall permit Buyer and its independent accountants to audit or make such audit tests respecting the accounts of Company and its subsidiaries as Buyer or those accountants consider appropriate.

(o) Confidentiality. Neither Company nor any subsidiary of Company shall reveal, orally or in writing, to any person, other than Buyer and its representatives, any of the business procedures or practices followed by them in the conduct of their business or any other information of a confidential nature.

(p) Consents and Approvals. Each of Company and its subsidiaries shall use its best efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance of the transactions contemplated by this Agreement. Each of Company and its subsidiaries shall make or cause to be made all filings, applications, statements, and reports to all federal, state, and local government agencies and entities that are required to be made prior to the Closing Date by or on behalf of Company or its subsidiaries pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement and necessary to the continued conduct of the business of Company and its subsidiaries in the current manner.

(q) Approval of Members. Seller shall vote its membership interests in favor of approving this Agreement and the transactions contemplated hereby.

4.2. Covenants of Buyer. Unless Seller otherwise agrees in writing and except as set forth in Buyer’s Disclosure Schedules or contemplated by this Agreement, Buyer agrees, at all times from the date of this Agreement through the Closing Date:

(a) Right of Inspection. Buyer shall make available to Seller and its representatives for inspection at all reasonable times all of the assets, properties, facilities, records, and agreements (including all documents of any description evidencing any right or obligation of Buyer or its subsidiaries), and the books, records, accounts, and financial statements of Buyer and its subsidiaries as they shall reasonably request and allow Seller and its representatives the right to make whatever copies of such materials they require at Seller’s expense.

(b) Consents and Approvals. Buyer shall use its best efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by Buyer and its subsidiaries of the transactions contemplated by this Agreement. Buyer shall make or cause to be made all filings, applications, statements, and reports to all federal, state, and local government agencies and entities that are required to be made prior to the Closing Date by or on behalf of Buyer or its subsidiaries pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

4.3. Best Efforts. Subject to the terms and conditions of this Agreement, and subject to fiduciary duties under applicable law, as advised by counsel, the parties to this Agreement shall use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using their best efforts to obtain all necessary, proper, or advisable permits, consents, authorizations, requests, and approvals of third parties and governmental authorities. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement (including providing any information in any way related to the assets to be purchased pursuant to this Agreement), the parties to this Agreement shall take all such action.

4.4. Public Announcements. Buyer and Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law on the advice of counsel.

SECTION V.

CONDITIONS PRECEDENT TO EFFECTIVENESS OF OPTION

5.1. Buyer’s Conditions Precedent. The effectiveness of the Option is, at the option of Buyer, subject to the satisfaction of the following conditions:

(a) Accuracy of Representations and Warranties. The representations and warranties of Seller herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on the Effective Date with the same force and effect as though made on and as of the Effective Date, except as affected by transactions contemplated hereby.

(b) Performance of Agreements. Seller shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Effective Date and shall have delivered all documents, instruments, and materials required by this Agreement.

(c) Approvals. Any necessary action on the part of the managers and members of Company approving this Agreement and approving the transactions contemplated hereby shall have been duly and validly taken.

(d) No Material Adverse Change. There shall be no material adverse change in the business, assets, properties, operating results, or financial condition of Company and its subsidiaries taken as a whole.

(e) Litigation. No action or proceeding by any governmental agency shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of Buyer, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

(f) Consents. All necessary consents, approvals, and estoppel letters of Company’s, Seller’s, or Buyer’s lenders, landlords, and other persons whose consent or approval is required shall have been obtained and, to the extent licenses, authorities, and permits held by Company are not assignable or transferable, Buyer shall have either obtained licenses, authorities, and permits on substantially the same terms as such licenses, authorities, and permits were originally issued to Company, or Buyer shall have obtained binding commitments from the applicable persons to issue such licenses, authorities, and permits to Buyer following the Closing Date.

5.2. Seller’s Conditions Precedent. The effectiveness of the Option is, at the option of Seller, subject to the satisfaction of the following conditions:

(a) Accuracy of Representations and Warranties. The representations and warranties of Buyer herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except as affected by transactions contemplated hereby.

(b) Performance of Agreements. Buyer shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by Buyer on or prior to the Effective Date and shall have delivered all consideration, documents, instruments, and other materials required by this Agreement.

(c) Corporate Approval. All necessary corporate action on the part of the directors of Buyer approving this Agreement and approving the transactions contemplated hereby shall have been taken and Buyer’s stockholder shall have approved this Agreement and the transactions contemplated hereby as required by applicable law.

(d) No Material Adverse Change. There shall be no material adverse change in the business, properties, or financial condition of Buyer and its subsidiaries taken as a whole.

(e) Litigation. No action or proceeding by any governmental agency shall have been instituted or threatened that would enjoin, restrain, or prohibit, or might result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of Seller, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

SECTION VI.

THE CLOSING

6.1. Closing. The exercise of the Option (the “Closing”) shall take place at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona 85016, on the date that is three business days after the date on which Buyer gives written notice to Seller of its intention to exercise the Option, at 10:00 a.m., local time, or at such other date, time, and place as may be agreed to by the parties, which date is sometimes herein called the “Closing Date.”

6.2. Deliveries by Company and Seller. At the Closing, Seller shall deliver the following:

(a) Employment Agreement. Employment agreement, executed by Brian Dick, in the form of Exhibit A hereto (the “Employment Agreement”).

(b) Consulting Agreement. Consulting agreement, executed by Jeff Forte, in the form of Exhibit B hereto (the “Consulting Agreement”).

(c) Non-Competition Agreements. Non-competition agreements, executed by each of Brian Dick and Jeff Forte, in the form of Exhibit C hereto (the “Non-Competition Agreements”).

6.3. Deliveries by Buyer. At the Closing, Buyer shall deliver the following:

(a) Exercise Price. Payment of the Exercise Price provided for in Section 2.1.

(b) The Employment Agreement.

(c) The Consulting Agreement.

(d) The Non-Competition Agreements.

(e) Amendment to Credit Agreement. Amendment to the credit agreement of Company removing Brian Dick as a personal guarantor.

6.4. Obligations of All Parties.

(a) Third-Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date.

(b) Further Assurances. Upon the Closing, Seller irrevocably authorizes Buyer to take any actions reasonably necessary to effect the transfer of the Units and the amendment of any governing documents of Company so as to enable Buyer to enjoy all rights of Seller as the owner of the Units, all without any further act or deed of Seller. The parties shall execute such further documents and perform such further acts as may be necessary to consummate the transactions contemplated herein on the terms herein contained and to otherwise comply with the terms of this Agreement.

SECTION VII.

WAIVER, MODIFICATION, ABANDONMENT

7.1. Waivers. The failure of Seller to comply with any of its obligations, agreements, or conditions as set forth in this Agreement may be waived expressly in writing by Buyer. The failure of Buyer to comply with any of its obligations, agreements, or conditions as set forth in this Agreement may be waived expressly in writing by Seller.

7.2. Modification. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties.

7.3. Abandonment. The transactions contemplated by this Agreement may be abandoned on or before the Closing Date:

(a) By the mutual agreement of Buyer and Seller, or

(b) At the option of Buyer or Seller, if there shall have been instituted and be pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated by this Agreement, or if any order restraining or prohibiting the transactions contemplated by this Agreement shall have been issued by any court or governmental agency and shall be in effect.

In the event of any termination pursuant to this Section 7.3 (other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by Seller if Seller is the terminating party, to Buyer, or by Buyer, if Buyer is the terminating party, to Seller. This Agreement shall terminate automatically if Buyer has not exercised the Option and the Closing Date shall not have occurred on or before April 30, 2013 (subject to extension as specified herein), or such later date as shall have been agreed to by the parties hereto under Section 7.2.

7.4. Effect of Abandonment. If the transactions contemplated by this Agreement are abandoned as provided for in this Section, (a) this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement or to the directors, officers, managers, members, representatives, and agents of any such party; (b) Buyer and Seller shall each pay such party’s own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including fees and expenses of such party’s counsel, accountants, investment bankers, and other experts; and (c) Seller and Buyer (and their representatives) shall return to the other all copies of books, records, documents, or other papers given by Seller or Buyer (or their representatives) to the other (or their representatives). Notwithstanding anything herein to the contrary, any provisions or other agreements between the parties related to confidentiality shall survive any abandonment or termination of this Agreement.

SECTION VIII.

GENERAL

8.1. Indemnity Against Finders. Each party hereto shall indemnify and hold the other parties harmless against any claim for finders’ fees based on alleged retention of a finder by it.

8.2. Controlling Law. This Agreement, and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

8.3. Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt, 12 hours after being sent by facsimile or e-mail, or 72 hours after being sent by registered or certified mail, postage prepaid, as set forth below:

If to Buyer:

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

Attention: Barry Monheit

Phone: (480) 729-6612

Fax: (480) 889-2660

E-mail: bmonheit@earth911.com

with a copy given in the manner

prescribed above, to:

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert S. Kant, Esq.

Phone: (602) 445-8302

Fax: (602) 445-8100

E-mail: kantr@gtlaw.com

If to Seller:

6175 Main Street, Suite 420

Frisco, Texas 75034

Attention: Brian Dick

Phone: (972) 464-0004

Fax: (972) 464-0015

E-mail: briand@questrmg.com

with a copy given in the manner

prescribed above, to:

Jordan, Houser & Flournoy, LLP

2591 North Dallas Parkway, Suite 408

Frisco, Texas 75034

Attention: Cynthia Hurley, Esq.

Phone: (972) 668-6810

Fax: (214) 618-9723

E-mail: churley@jhflegal.com

Any party may alter the address to which communications or copies are to be sent by giving notice to such other parties of change of address in conformity with the provisions of this paragraph for the giving of notice.

8.4. Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign, delegate, or transfer such party’s rights or obligations under this Agreement (other than as provided for herein) without the prior written consent of the other parties hereto. Any assignment, delegation, or transfer made in violation of this Section 8.4 shall be null and void.

8.5. Entire Agreement. All Schedules and Exhibits referenced in this Agreement are attached to and form part of this Agreement. This Agreement and the Schedules and Exhibits hereto contain the entire understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

8.6. Severability. Each and every provision set forth in this Agreement is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of this Agreement shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law.

8.7. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

8.8. Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

8.9. Survival of Representations and Warranties. The representations or warranties made in or pursuant to Section 3 shall not survive the Effective Date.

8.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

8.11. Subsidiaries. For purposes of this Agreement, all references to a subsidiary or subsidiaries of Company or Buyer shall mean any corporation, partnership, or limited liability company in which Company or Buyer, as the case may be, owns a majority interest or otherwise controls.

8.12. No Obligation to Hire. Nothing contained in this Agreement shall impose, or be deemed to impose, upon Buyer any obligation to employ or retain any persons who are employed by Company or any of its subsidiaries as of the Closing Date or to offer employment to such persons under similar working conditions as those existing prior to the Closing.

8.13. Third-Party Beneficiary. Infinity shall at all times be and remain an express third-party beneficiary under this Agreement and all documents, instruments, and agreements made and entered into pursuant hereto.

8.14. Assignability. At any time hereafter, Buyer may assign all or part of its rights under this Agreement to Infinity and any of its affiliates, and Infinity and any of its affiliates (as applicable) shall receive and enjoy the benefits of all of Seller’s obligations hereunder with respect to the rights so assigned.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EARTH911, INC.

By:	/s/ Barry Monheit
Barry Monheit
Chief Executive Officer

QUEST RESOURCES GROUP, LLC

By:	/s/ Brian Dick
Name:	Brian Dick
Title:	Member/President

[Signature Page to Option Agreement]

Exhibit A

Form of Employment Agreement

(Attached)

EMPLOYMENT AGREEMENT

DATED AS OF [                    ], 2013

BY AND BETWEEN

QUEST RESOURCE MANAGEMENT GROUP, LLC

AND

BRIAN DICK

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”), dated as of [            ], 2013, by and between QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (“Employer”), and BRIAN DICK (“Employee”).

WHEREAS, Employer has experienced a change of ownership pursuant to the purchase and sale of certain shares; and

WHEREAS, Employer desires Employee to continue Employee’s services to Employer as Chief Executive Officer, and Employee desires to do so, upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

1. Employment.

Employer hereby employs, and Employee hereby accepts employment, as Chief Executive Officer of Employer and of such affiliates of Employer as Employer shall designate and in such other capacities and for such other duties and services as shall from time to time be mutually agreed upon by Employer and Employee. Employee shall report to the Board of Directors of Employer.

2. Full Time Occupation and Other Activities.

Employee shall devote Employee’s entire business time, attention, and efforts to the performance of Employee’s duties under this Agreement; shall serve Employer faithfully and diligently; and shall not engage in any other employment or other business activities while employed by Employer. Employee agrees to comply with all of Employer’s policies in effect from time to time and to comply with all laws, rules and regulations, including, but not limited to, those specifically applicable to Employer. Employee agrees to travel as necessary to perform his duties under this Agreement.

3. Compensation and other Benefits During Term of Employment.

(a) Base Salary. Employer shall pay to Employee a base salary of $300,000 per annum to be paid in equal monthly installments, or in such other periodic installments upon which Employer and Employee shall mutually agree, according to the regular payroll practices of Employer, and subject to applicable, authorized, and legally required deductions, withholdings, and taxes. By action and in the sole discretion of the Board of Directors of Employer following input from its ultimate parent entity, Infinity Resources Holdings Corp. (“Infinity”), the base salary will be subject to annual review and may be increased, but not decreased without Employee’s written approval, based on performance of Employer and Employee.

(b) Bonus. Employee shall be eligible to participate in executive compensation programs maintained by Employer for its executive personnel. Employee also shall be eligible to receive an annual bonus in such an amount, if any, determined by the Board of Directors of Employer or such committee of the Board of Directors as may be designated by the Board of Directors following input from Infinity based upon achievement of performance goals and any other such factors as may be deemed relevant by the Board of Directors or committee thereof, which bonus opportunity for 2013 shall not be less than $250,000 if the 2013 EBITDAS (as defined in the Option Agreement, dated as of January 15, 2013, by and between Earth911, Inc. and Quest Resources Group, L.L.C.) is at least $10,000,000.

(c) Stock-Based Compensation and Awards. Employee may receive annual stock-based compensation awards, with the amount of such awards granted and the terms and conditions thereof to be determined from time to time by and in the sole discretion of the Board of Directors of Infinity or a committee thereof.

(d) Fringe Benefits. Employee shall receive a car allowance of $750 per month. Employee also shall be entitled to participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by the Board of Directors or a duly constituted committee of the Board of Directors and made available from time to time to executive employees of Employer generally during the term of Employee’s employment hereunder. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

(e) Vacation. Employee shall be entitled to a paid vacation in accordance with the applicable policies of Employer in effect from time to time.

(f) Reimbursement for Business Expenses. Employer shall reimburse Employee for all travel, entertainment, and other ordinary and necessary business expenses incurred by Employee in connection with the business of Employer and Employee’s duties under this Agreement. The term “business expenses” shall not include any item not deductible in whole or in part by Employer for federal income tax purposes. To obtain reimbursement, Employee shall submit to Employer receipts, bills, or sales slips for the expenses incurred. Reimbursements shall be made by Employer monthly within 10 days of presentation by Employee of evidence of the expenses incurred.

4. Term of Employment.

(a) Employment Term. The term of employment under this Agreement shall be for a period commencing as of the date of this Agreement and continuing until the date that is five years from the date of this Agreement (the “Employment Term”), unless earlier terminated pursuant to Section 4(b) below.

(b) Termination Under Certain Circumstances. Notwithstanding anything to the contrary herein contained:

(i) Death. Employee’s employment shall be automatically terminated, without notice, effective upon the date of Employee’s death.

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(ii) Disability. If Employee shall fail, for a period of more than 60 consecutive days, or for 90 days within any 180-day period, to perform any of Employee’s duties under this Agreement as the result of illness or other incapacity, Employer, at its option, in its sole discretion, and upon written notice to Employee, may terminate Employee’s employment effective on the date of that notice, or at any other date as specified in the notice.

(iii) Unilateral Decision of Employer. Employer, at its option and in its sole discretion, upon written notice to Employee, may terminate Employee’s employment effective on the date of that notice or at any other date as specified in the notice.

(iv) Unilateral Decision by Employee. Employee, at Employee’s option and upon written notice to Employer, may terminate Employee’s employment effective on the date of that notice or at any other date as specified in the notice.

(v) Certain Acts. If Employee engages in an act or acts involving (A) a crime, moral turpitude, fraud, or dishonesty, (B) willful dishonesty, fraud, or misconduct with respect to the business or affairs of Employer, or (C) a material breach by Employee of this Agreement, Employer, at its option and upon written notice to Employee, may terminate Employee’s employment effective on the date of that notice or at any other date as specified in the notice.

(vi) Change in Control. In the event of a “Change in Control” of Employer (as defined below), Employee, at Employee’s option and upon written notice to Employer, may terminate Employee’s employment effective on the date of the notice (which shall not constitute a unilateral decision by Employee under Section 4(b)(iv) above) unless (A) the provisions of this Agreement remain in full force and effect as to Employee and (B) Employee suffers no reduction in Employee’s status, duties, authority, or compensation following such Change in Control, provided that Employee will be considered to suffer a reduction in Employee’s status, duties, authority, if, after the Change in Control, (1) Employee is not the Chief Executive Officer of the company that succeeds to the business of Employer, or (2) such company terminates Employee or reduces Employee’s status, duties, authority, or compensation within one year of the Change in Control.

(c) Result of Termination.

(i) Except as otherwise set forth in this Agreement, in the event of the termination of Employee’s employment pursuant to Sections 4(b)(i) (“Death”), 4(b)(ii) (“Disability”), 4(b)(iv) (“Unilateral Decision by Employee”), or 4(b)(v) (“Certain Acts”) above, Employee shall receive no further compensation under this Agreement.

(ii) In the event of the termination of Employee’s employment pursuant to Section 4(b)(iii) (“Unilateral Decision of Employer”) above, Employee shall for a period equal to the lesser of (1) 24 months after the effective date of the termination or (2) the remainder of the Employment Term, (A) continue to receive Employee’s base salary as provided in Section 3(a) above; and (B) receive coverage under Employer’s medical plan to the extent provided for Employee pursuant to Section 3(d) above at the effective date of the termination.

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(iii) In the event of the termination of Employee’s employment pursuant to Section 4(b)(vi) (“Change in Control”) above, Employee shall for a period of 24 months after the effective date of the termination, (A) continue to receive Employee’s base salary as provided in Section 3(a) above; and (B), at Employer’s option, either (x) receive coverage under Employer’s medical plan to the extent provided for Employee pursuant to Section 3(d) above at the effective date of the termination, or, (y) receive reimbursement for the COBRA premium for such coverage through the earlier of such 24-month period or the COBRA eligibility period. In addition, all unvested stock-based compensation held by Employee in his capacity as Employee on the effective date of the termination shall vest as of the effective date of such termination.

(iv) In the event of the termination of Employee’s employment pursuant to Sections 4(b)(i) (“Death”), 4(b)(ii) (“Disability”), 4(b)(iii) (“Unilateral Decision of Employer”), or 4(b)(vi) (“Change in Control”) above, Employee or his estate shall receive, for the fiscal year of the notice of termination, any earned bonus, on a pro-rated basis, based on the performance goals actually achieved for the fiscal year of the notice of termination, as determined in the sole discretion of the Board of Directors of Employer, at the time such bonuses are paid to other employees.

(v) Notwithstanding any other provision in this Agreement to the contrary, as a condition precedent to receiving any post-termination benefits or payments identified in Sections 4(c)(ii), (iii) and (iv) set forth in this Agreement, Employee agrees to execute (and not revoke) a severance and release agreement acceptable to Employer (the “Release”). If Employee fails to execute and deliver the Release, or revokes the Release, Executive agrees that he shall not be entitled to receive any such post-termination benefit or payment. For purposes of this Agreement, the Release shall be considered to have been executed by Employee if it is signed by his legal representative in the case of legal incompetence or on behalf of Employee’s estate in the case of his death.

Any payments made by Employer pursuant to this Section 4(c) (other than the payment, if any, described in Section 4(c)(iv)) shall be paid on a monthly basis beginning on the first payroll date following Employee’s Separation from Service within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and not in a lump sum and shall be treated as a series of separate payments for purposes of Section 409A. Employee shall receive no additional compensation following any termination except as provided herein. In the event of any termination, Employee shall resign all positions (including positions on the Board of Directors) with Employer and its subsidiaries. If Employee is a “specified employee” within the meaning of Section 409A, then payments shall not commence until six months following Employee’s separation from service to the extent necessary to avoid the imposition of the additional 20% tax under Section 409A (and in the case of installment payments, the first payment shall include all installment payments required by this subsection that otherwise would have been made during such six-month period). If the payment described in Section 4(c)(vi) must be delayed for six months pursuant to the preceding sentence, Employee shall bear the full cost of such payment during such delay period. Upon the date such payment would otherwise commence, Employer shall reimburse Employee for such payments, to the extent that such payments otherwise would have been paid by Employer had such payments commenced upon Employee’s termination of employment. Any remaining payments shall be provided by Employer in accordance with the schedule and procedures specified herein. This Agreement is intended to satisfy the requirements of Section 409A with respect to amounts subject thereto, and shall be interpreted and construed consistent with such intent. Except as provided otherwise herein, no reimbursement payable to Employee pursuant to any provisions of this Agreement or pursuant to any plan or arrangement of Employer shall be paid later than the last day of the calendar year following the calendar year in which the related expense was incurred, and no such reimbursement during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, except, in each case, to the extent that the right to reimbursement does not provide for a “deferral of compensation” within the meaning of Section 409A.

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(d) Change in Control. A “Change in Control” of Employer shall be deemed to have occurred if and when (i) any person, partnership, corporation, limited liability company, association, or other entity other than Infinity or an affiliate of Infinity becomes the beneficial owner directly or indirectly of equity securities of Employer representing 50 percent or more of the combined voting power of Employer’s then-outstanding equity securities, or (ii) Employer transfers substantially all of its assets to another person or entity that is not Infinity or an affiliate of Infinity.

5. Competition and Confidential Information.

(a) Interests to be Protected. The parties acknowledge that Employee will perform essential services for Employer, its employees, and its owners during the term of Employee’s employment with Employer. Employee will be exposed to, have access to, and work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by, and are valuable to, Employer and that Employer will incur substantial recruiting and training expenses if Employer must hire new personnel or retrain existing personnel to fill vacancies. The parties expressly recognize that it could seriously impair the goodwill and diminish the value of Employer’s business should Employee compete with Employer in any manner whatsoever. The parties acknowledge that these covenants have an extended duration; however, they agree that the covenants are reasonable and are necessary for the protection of Employer, its owners, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if his employment is terminated, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

(b) Non-Competition. During the term of Employee’s employment with Employer and for the period equal to the longer of 12 months after the termination of Employee’s employment with Employer, regardless of the reason therefor, and the period during which Employee receives cash severance pursuant to Section 4(c) (the “Non-Competition Period”) Employee (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, member, participant, consultant, advisor, independent contractor, or in any other capacity) shall not engage or become financially interested in any Competitive Business within the Restricted Territory. As used herein, the term “Competitive Business” shall mean any individual, including on Employee’s own behalf, business, partnership, corporation, limited liability company, association, or other entity that sells or provides or attempts to sell or provide products or services that are the same, substantially similar to, or in competition with the products or services sold or provided by, contemplated by, or identified as a potential area of business by Employer as of the date of the termination of this Agreement. For further clarification, Competitive Business shall include, but not necessarily be limited to, the following entities known to Employer to be a Competitive Business: Safety-Kleen/Clean Harbors, Waste Management, Republic Services, Rubicon, River Road, Rock Tenn, Liberty Tire Recycling, Lakin Tire Recycling, Darling International, Griffin, Five Winds, Earth Shift and Pure Strategies. The term “Restricted Territory” shall mean any state or territory of the United States in which Employer’s Customers (defined below) are located, have operations in, or in which Employer has provided services or consummated sales to such Customers at any time during the Non-Competition Period. The term “engage in” shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, stockholder, director, officer, principal, member, agent, employee, consultant, or lender; provided, however, that the ownership of not more than three percent in the aggregate by Employee of the stock of a publicly held corporation shall not be included in such term.

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(c) Non-Solicitation of Employees. During the term of Employee’s employment and for a period of 24 months after the termination of Employee’s employment with Employer, regardless of the reason therefor, Employee shall not directly or indirectly, for Employee, or on behalf of, or in conjunction with, any other person, business, firm, company, partnership, limited liability company, corporation, or governmental entity, solicit for employment, seek to hire, or hire any person or persons who is employed by or was employed by Employer within 12 months of the termination of Employee’s employment for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Employer.

(d) Non-Solicitation of Customers. During the term of Employee’s employment and for a period of 24 months after the termination of Employee’s employment with Employer, regardless of the reason therefor, Employee shall not, either for Employee or for any other person, business, company, partnership, limited liability company, corporation, or other entity, for any reason, either directly or indirectly, call on or attempt to call on, contact or attempt to contact, solicit or attempt to solicit, assist in the solicitation of or attempt to assist in the solicitation of, take away or attempt to take away, divert away or attempt to divert away, any Customer of Employer, including, but not limited to, any Customer who became or becomes a Customer of Employer through Employee’s efforts or contacts, for the purpose of providing similar products or services as provided by Employer. For the purpose of this Section, “Customer” means Employer’s current principal customers, consisting of Walmart, Aramark, CNH, Sam’s Club, Mary Kay US Airways, First Transforming Travel, AutoNation, Carmax, Jones Lange LaSalle, Garda, Greyhound, AT&T, AAFES, Old Dominion Freight Line, FedEx, Hendric Autogroup, Simon Malls, Pactiv, and International Paper as well as any other person, company, corporation, partnership, limited liability company, business, educational institution, charitable organization, not-for-profit organization, governmental unit, or other entity that is or was an actual or prospective Customer of Employer during Employee’s employment with Employer.

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(e) Non-Disclosure of Confidential Information. Employee agrees that Employer’s products, services, and methods of doing business are unique, and that Employer has a legitimate business interest in protecting its Confidential Information (as defined below). Employer, therefore, is unwilling to enter into and perform this Agreement unless Employee enters into the agreements contained in this Section and its subsections. To induce Employer to enter into this Agreement, Employee agrees as follows: Employee acknowledges that (i) Employer’s products and services are unique; (ii) Employer’s business is “relationship based”; (iii) through great effort and at incalculable expense, Employer has developed and maintained and can and will continue to develop and maintain invaluable business relationships (contractual and prospective) with Employer’s customers or clients, as well as service and product providers and vendors, and individuals who are employed by or represent the foregoing (collectively, “Business Relationships”); and (iv) in the course of Employee’s employment with Employer, Employee became or will become aware of and familiar with proprietary, secret, and Confidential Information relating to Employer’s business. This “Confidential Information” includes, but is not limited to, methods, designs, and other information related to Employer’s products and services, proprietary software systems, information concerning internal business operations, including expansion and business development plans, financial results of operations and projections of financial performance, contractual and prospective Business Relationships, financial data and records, marketing plans, procedures, client lists, information, and requirements, vendor lists, information, and requirements, compilations of information, programming strategies and techniques, methods of doing business, design systems, business strategy plans, and other documents and information that is used in the operation, technology, development, and other and business dealings of Employer. Employee covenants and agrees that all of the foregoing information is required to be maintained in confidence for the continued success of Employer, all of which proprietary, secret, or confidential information constitutes “Trade Secrets” as that phrase is defined and applied under any applicable law. Employee further covenants and agrees that Employer’s Trade Secrets will not be misappropriated by Employee at any time, and will remain the sole and exclusive property of Employer at all times, including after termination of any consulting relationship between Employee and Employer, and that Employee will not, without the prior written consent of Employer, at any time during or after Employee’s employment with Employer, directly or indirectly, (v) misappropriate or otherwise make any use of such Trade Secrets or Confidential Information; or (w) release or otherwise divulge such Trade Secrets or any other proprietary, secret, or Confidential Information of Employer to any third party. Notwithstanding anything set forth in this Section, Employee shall not be deemed to be in breach of this Section if Employee: (x) discloses information pursuant to express written authorization of Employer; (y) discloses information already in the public domain, provided such information was not wrongfully disclosed into the public domain in the first instance; or (z) discloses information to any governmental authority or court, pursuant to a duty imposed by law (provided, however, that Employee shall notify Employer of the disclosure at least five business days prior to such disclosure).

(f) Return of Books, Records, Papers, and Equipment. At any time as requested by Employer, or upon the termination of Employee’s employment with Employer for any reason, Employee shall deliver promptly to Employer all files, lists, books, records, manuals, memoranda, drawings, and specifications; all cost, pricing, and other financial data; all other written or printed materials and computers, cell phones, PDAs, and other equipment that are the property of Employer (and any copies of them); and all other materials that may contain Confidential Information relating to the business of Employer, which Employee may then have in Employee’s possession or control, whether prepared by Employee or not.

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(g) Assignment of Product.

(i) It is fully understood by Employee that the results of all services performed by Employee during the term of this Agreement belong solely to Employer. Employee hereby assigns to Employer all right and title to any discovery, production, invention, improvement, modification, device, information, or process related in any way to Employer’s business (collectively, the “Product”), which Employee may develop or discover during Employee’s employment with Employer. Employee agrees and understands that this assignment is binding without relation to the location of the Product and includes any Product developed off of Employer’s premises, including, but not limited to, work done by Employee on Employee’s own time, at Employee’s residence or elsewhere during the term of this Agreement. This assignment shall survive Employee’s termination of employment for six months, and without limit if the Product relates to or uses Employer’s Confidential Information or Trade Secrets.

(ii) In connection with any of the Product referred to in Section 5(g)(i), Employee will promptly disclose such Product to Employer and Employee will, if deemed necessary by Employer and on Employer’s request, promptly execute a specific assignment of title to Employer and such other documents as may reasonably be requested by Employer for the purpose of vesting, confirming, or securing Employer title to the Product, and Employee will do anything else reasonably necessary to enable Employer to secure a patent, copyright, or other form of protection thereof in the United States and in other countries even after the termination of Employee’s employment with Employer.

(iii) Employee has identified on Schedule 1 of this Agreement all Product not assigned by this section, if any, in which Employee has any right, title, or interest, and which were made, conceived, or written wholly or in part by Employee prior to his employment with Employer and which relate to the actual or anticipated business, research, or development of Employer. If Employee does not have any to identify, Employee has written or typed “none” on this line: NONE. Employee represents that he is not a party to any agreements which would limit his ability to assign Product as provided for in this Agreement.

(h) Equitable Relief. In the event a violation of any of the restrictions contained in this Section occurs, Employer shall be entitled to preliminary and permanent injunctive relief (without being required to post bond), reasonable attorneys’ fees, and damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of subsection (b), (c), or (d) of this Section, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

(i) Restrictions Separable. If the scope of any provision of this Agreement (whether in this Section 5 or otherwise) is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 5 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

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6. Miscellaneous.

(a) Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile or e-mail transmission, upon receipt, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, and addressed as provided below, or (iv) if by a courier delivery service providing overnight or “next-day” delivery, on the next business day after deposit with such service addressed as follows:

(i)	If to Employer:

c/o Infinity Resources Holdings Corp.

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

Attention: Chairman of the Board

Phone: (480) 729-6612

Fax: (480) 889-2660

E-mail: bmonheit@earth911.com

with a copy given in the manner

prescribed above, to:

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert S. Kant, Esq.

Phone: (602) 445-8302

Facsimile: (602) 445-8100

E-Mail: kantr@gtlaw.com

(ii)	If to Employee:

6175 Main Street, Suite 420

Frisco, Texas 75034

Phone: (972) 464-0004

Fax: (972) 464-0015

E-mail: briand@questrmg.com

with a copy given in the manner

prescribed above, to:

Jordan, Houser & Flournoy, LLP

2591 North Dallas Parkway, Suite 408

Frisco, Texas 75034

Attention: Cynthia Hurley, Esq.

Phone: (972) 668-6810

Fax: (214) 618-9723

E-mail: churley@jhflegal.com

9

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 6 for the giving of notice.

(b) Indulgences; Waivers. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

(c) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Texas, notwithstanding any Texas or other conflict-of-interest provisions to the contrary. Venue for any action arising out of this Agreement or the employment relationship shall be brought only in courts of competent jurisdiction in Collin County, Texas.

(d) Notification of New Employer. Upon termination of this Agreement for any reason, Employee hereby consents to the notification by Employer to Employee’s new employer of Employee’s rights and obligations under this Agreement. In addition, in the event that Employee plans to render services to a company that works in a similar field as Employer, Employee agrees to provide Employer with as much notice as possible of Employee’s intention to join that company or business but in no event will Employee provide less than 60 days’ notice of that intention; provided, however, the provision of such notice and Employer’s receipt thereof shall not constitute a waiver of any breach of any provision of this Agreement.

(e) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer such party’s rights or obligations under this Agreement without the prior written consent of the other party.

(f) Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

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(g) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(h) Entire Agreement. Except as herein contained, this Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, and conditions, express or implied, oral or written, including any employment terms, conditions, or provisions under the Limited Liability Company Agreement of Employer, dated September 2008, and any modifications thereto, which shall no longer have any force or effect. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

(i) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(j) Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

(k) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday, or holiday.

7. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that because the obligations of Employee hereunder involve the performance of personal services, such obligations shall not be delegated by Employee. For purposes of this Agreement, successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Without limiting the foregoing, unless the context otherwise requires, the term “Employer” includes all subsidiaries of Employer.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

QUEST RESOURCE MANAGEMENT GROUP, LLC

By:
Barry Monheit, Chairman of the Board

BRIAN DICK

[Signature Page to Employment Agreement]

Exhibit B

Form of Consulting Agreement

(Attached)

CONSULTING AGREEMENT

DATED AS OF [                    ], 2013

BY AND BETWEEN

QUEST RESOURCE MANAGEMENT GROUP, LLC

AND

JEFF FORTE

CONSULTING AGREEMENT

CONSULTING AGREEMENT (this “Agreement”), dated as of [                    ], 2013, by and between QUEST RESOURCE MANAGEMENT GROUP, LLC, a Delaware limited liability company (“Employer”), and JEFF FORTE (“Consultant”).

WHEREAS, Employer has experienced a change of ownership pursuant to the purchase and sale of certain shares; and

WHEREAS, Employer desires Consultant to continue his services to Employer as Special Projects Consultant, and Consultant desires to do so, upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

8. Engagement.

Employer hereby engages, and Consultant hereby accepts engagement, as a part-time employee of Employer and of such affiliates of Employer as Employer shall designate and in such other capacities and for such other duties and services as shall from time to time be mutually agreed upon by Employer and Consultant. Consultant shall report to the Chief Executive Officer of Employer.

9. Part Time Occupation and Other Activities.

Consultant shall devote Consultant’s business time, attention, and efforts to the performance of Consultant’s duties under this Agreement for no fewer than 20 hours of work per month; shall serve Employer faithfully and diligently; and shall not engage in any other employment or other business activities that would result in a conflict of interest or compete in any way with Employer while engaged by Employer. Consultant agrees to comply with all of Employer’s policies in effect from time to time and to comply with all laws, rules, and regulations, including, but not limited to, those specifically applicable to Employer. Consultant agrees to travel as necessary to perform his duties under this Agreement.

10. Compensation and other Benefits During Term of Engagement.

(a) Compensation. Employer shall pay to Consultant compensation of $25,000 per annum to be paid in equal monthly installments, or in such other periodic installments upon which Employer and Consultant shall mutually agree, according to the regular payroll practices of Employer, and subject to applicable, authorized, and legally required deductions, withholdings, and taxes. By action and in the sole discretion of the Board of Directors of Employer following input from its ultimate parent entity, Infinity Resources Holdings Corp. (“Infinity”), the compensation will be subject to annual review and may be increased, but not decreased without Consultant’s written approval, based on performance of Consultant.

(b) Fringe Benefits. Consultant may participate in any group insurance, pension, retirement, vacation, expense reimbursement, and other plans, programs, and benefits approved by the Board of Directors or a duly constituted committee of the Board of Directors and made available from time to time to part-time employees of Employer generally during the term of Consultant’s engagement hereunder, subject to any limitations of such benefit plans based on the part-time status of Consultant. The foregoing shall not obligate Employer to adopt or maintain any particular plan, program, or benefit.

(c) Vacation. Consultant is not entitled to a paid vacation.

(d) Reimbursement for Business Expenses. Employer shall reimburse Consultant for all travel, entertainment, and other ordinary and necessary business expenses incurred by Consultant in connection with the business of Employer and Consultant’s duties under this Agreement; provided, however, that Consultant shall not incur such expenses in an amount in excess of $500 during any month without written authorization from Employer. The term “business expenses” shall not include any item not deductible in whole or in part by Employer for federal income tax purposes. To obtain reimbursement, Consultant shall submit to Employer receipts, bills, or sales slips for the expenses incurred. Reimbursements shall be made by Employer monthly within 10 days of presentation by Consultant of evidence of the expenses incurred.

11. Term of Engagement.

(a) Engagement Term. The term of engagement under this Agreement shall be for a period commencing as of the date of this Agreement and continuing until the date that is five years from the date of this Agreement (the “Engagement Term”), unless earlier terminated pursuant to Section 4(b) below.

(b) Termination Under Certain Circumstances. Notwithstanding anything to the contrary herein contained:

(i) Death. Consultant’s engagement shall be automatically terminated, without notice, effective upon the date of Consultant’s death.

(ii) Disability. If Consultant shall fail, for a period of more than 30 consecutive days, or for 30 days within any 60-day period, to perform any of Consultant’s duties under this Agreement as the result of illness or other incapacity, Employer, at its option, in its sole discretion, and upon written notice to Consultant, may terminate Consultant’s engagement effective on the date of that notice, or at any other date as specified in the notice.

(iii) Unilateral Decision of Employer. Employer, at its option and in its sole discretion, upon written notice to Consultant, may terminate Consultant’s engagement effective on the date of that notice or at any other date as specified in the notice.

(iv) Unilateral Decision by Consultant. Consultant, at Consultant’s option and upon written notice to Employer, may terminate Consultant’s engagement effective on the date of that notice or at any other date as specified in the notice.

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(c) Result of Termination.

In the event of the termination of Consultant’s engagement, Consultant shall receive all required payments up to and including the date of termination, and will receive no further compensation under this Agreement.

12. Competition and Confidential Information.

(a) Interests to be Protected. The parties acknowledge that Consultant will perform essential services for Employer, its employees, and its owners during the term of Consultant’s engagement with Employer. Consultant will be exposed to, have access to, and work with, a considerable amount of Confidential Information (as defined below). The parties also expressly recognize and acknowledge that the personnel of Employer have been trained by, and are valuable to, Employer and that Employer will incur substantial recruiting and training expenses if Employer must hire new personnel or retrain existing personnel to fill vacancies. The parties expressly recognize that it could seriously impair the goodwill and diminish the value of Employer’s business should Consultant compete with Employer in any manner whatsoever. The parties acknowledge that these covenants have an extended duration; however, they agree that the covenants are reasonable and are necessary for the protection of Employer, its owners, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Consultant if his engagement is terminated, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are entered into freely, voluntarily, and knowingly. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

(b) Non-Competition. During the term of Consultant’s engagement with Employer and for the period of 12 months after the termination of Consultant’s engagement with Employer (the “Non-Competition Period”), Consultant (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, member, participant, consultant, advisor, independent contractor, or in any other capacity) shall not engage or become financially interested in any Competitive Business within the Restricted Territory. As used herein, the term “Competitive Business” shall mean any individual, including on Consultant’s own behalf, business, partnership, corporation, limited liability company, association, or other entity that sells or provides or attempts to sell or provide products or services that are the same, substantially similar to, or in competition with the products or services sold or provided by, contemplated by, or identified as a potential area of business by Employer, and with which Consultant had personal knowledge, contacts, or business dealings during his engagement, as of the date of the termination of this Agreement. For further clarification, Competitive Business shall include, but not necessarily be limited to, the following entities known to Employer to be a Competitive Business: Safety-Kleen/Clean Harbors, Waste Management, Republic Services, Rubicon, River Road, Rock Tenn, Liberty Tire Recycling, Lakin Tire Recycling, Darling International, Griffin, Five Winds, Earth Shift and Pure Strategies. The term “Restricted Territory” shall mean any state or territory of the United States in which Employer’s Customers (defined below) are located, have operations in, or in which Employer has provided services or consummated sales to such Customers at any time during the Non-Competition Period. The term “engage in” shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, stockholder, director, officer, principal, member, agent, employee, consultant, or lender; provided, however, that the ownership of not more than three percent in the aggregate by Consultant of the stock of a publicly held corporation shall not be included in such term.

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(c) Non-Solicitation of Employees. During the term of Consultant’s engagement, and for a period of 24 months after the termination of Consultant’s engagement with Employer, regardless of the reason therefor, Consultant shall not directly or indirectly, for Consultant, or on behalf of, or in conjunction with, any other person, business, firm, company, partnership, limited liability company, corporation, or governmental entity, solicit for employment, seek to hire, or hire any person or persons who is employed by or was employed by Employer within 12 months of the termination of Consultant’s engagement, and who had personal contact or business dealings with Consultant during the course of Consultant’s engagement, for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Employer.

(d) Non-Solicitation of Customers. During the term of Consultant’s engagement and for a period of 24 months after the termination of Consultant’s engagement with Employer, regardless of the reason therefor, Consultant shall not, either for Consultant or for any other person, business, company, partnership, limited liability company, corporation, or other entity, for any reason, either directly or indirectly, call on or attempt to call on, contact or attempt to contact, solicit or attempt to solicit, assist in the solicitation of or attempt to assist in the solicitation of, take away or attempt to take away, divert away or attempt to divert away, any Customer of Employer with whom Consultant had contact, personal knowledge about or worked with, including, but not limited to, any Customer who became or becomes a Customer of Employer through Consultant’s efforts or contacts, for the purpose of providing similar products or services as provided by Employer. For the purpose of this Section, “Customer” means Employer’s current principal customers, consisting of Walmart, Aramark, CNH, Sam’s Club, Mary Kay, US Airways, First Transforming Travel, AutoNation, Carmax, Jones Lange LaSalle, Garda, Greyhound, AT&T, AAFES, Old Dominion Freight Line, FedEx, Hendric Autogroup, Simon Malls, Pactiv, and International Paper as well as any other person, firm, company, corporation, partnership, limited liability company, business, educational institution, charitable organization, not-for-profit organization, governmental unit, or other entity that is or was an actual or prospective Customer of Employer during Consultant’s engagement with Employer.

(e) Non-Disclosure of Confidential Information. Consultant agrees that Employer’s products, services, and methods of doing business are unique, and that Employer has a legitimate business interest in protecting its Confidential Information (as defined below). Employer, therefore, is unwilling to enter into and perform this Agreement unless Consultant enters into the agreements contained in this Section and its subsections. To induce Employer to enter into this Agreement, Consultant agrees as follows: Consultant acknowledges that (i) Employer’s products and services are unique; (ii) Employer’s business is “relationship based”; (iii) through great effort and at incalculable expense, Employer has developed and maintained and can and will continue to develop and maintain invaluable business relationships (contractual and prospective) with Employer’s customers or clients, as well as service and product providers and vendors, and individuals who are employed by or represent the foregoing (collectively, “Business Relationships”); and (iv) in the course of Consultant’s engagement with Employer, Consultant became or will become aware of and familiar with proprietary, secret, and Confidential Information relating to Employer’s business. This “Confidential Information” includes, but is not limited to, methods, designs, and other information related to Employer’s products and services, proprietary software systems, information concerning internal business operations, including expansion and business development plans, financial results of operations and projections of financial performance, contractual and prospective Business Relationships, financial data and records, marketing plans, procedures, client lists, information, and requirements, vendor lists, information, and requirements, compilations of information, programming strategies and techniques, methods of doing business, design systems, business strategy plans, and other documents and information that is used in the operation, technology, development, and other and business dealings of Employer. Consultant covenants and agrees that all of the foregoing information is required to be maintained in confidence for the continued success of Employer, all of which proprietary, secret, or confidential information constitutes “Trade Secrets” as that phrase is defined and applied under any applicable law. Consultant further covenants and agrees that Employer’s Trade Secrets will not be misappropriated by Consultant at any time, and will remain the sole and exclusive property of Employer at all times, including after termination of any consulting relationship between Consultant and Employer, and that Consultant will not, without the prior written consent of Employer, at any time during or after Consultant’s engagement with Employer, directly or indirectly, (v) misappropriate or otherwise make any use of such Trade Secrets or Confidential Information; or (w) release or otherwise divulge such Trade Secrets or any other proprietary, secret, or Confidential Information of Employer to any third party. Notwithstanding anything set forth in this Section, Consultant shall not be deemed to be in breach of this Section if Consultant: (x) discloses information pursuant to express written authorization of Employer; (y) discloses information already in the public domain, provided such information was not wrongfully disclosed into the public domain in the first instance; or (z) discloses information to any governmental authority or court, pursuant to a duty imposed by law (provided, however, that Consultant shall notify Employer of the disclosure at least five business days prior to such disclosure).

4

(f) Return of Books, Records, Papers, and Equipment. At any time as requested by Employer, or upon the termination of Consultant’s engagement with Employer for any reason, Consultant shall deliver promptly to Employer all files, lists, books, records, manuals, memoranda, drawings, and specifications; all cost, pricing, and other financial data; all other written or printed materials and computers, cell phones, PDAs, and other equipment that are the property of Employer (and any copies of them); and all other materials that may contain Confidential Information relating to the business of Employer, which Consultant may then have in Consultant’s possession or control, whether prepared by Consultant or not.

(g) Assignment of Product.

(i) It is fully understood by Consultant that the results of all services performed by Consultant during the term of this Agreement belong solely to Employer. Consultant hereby assigns to Employer all right and title to any discovery, production, invention, improvement, modification, device, information, or process related in any way to Employer’s business (collectively, the “Product”), which Consultant may develop or discover during Consultant’s engagement with Employer. Consultant agrees and understands that this assignment is binding without relation to the location of the Product and includes any Product developed off of Employer’s premises, including, but not limited to, work done by Consultant on Consultant’s own time, at Consultant’s residence or elsewhere during the term of this Agreement. This assignment shall survive Consultant’s termination of engagement for six months, and without limit if the Product relates to or uses Employer’s Confidential Information or Trade Secrets.

5

(ii) In connection with any of the Product referred to in Section 5(g)(i), Consultant will promptly disclose such Product to Employer and Consultant will, if deemed necessary by Employer and on Employer’s request, promptly execute a specific assignment of title to Employer and such other documents as may reasonably be requested by Employer for the purpose of vesting, confirming, or securing Employer title to the Product, and Consultant will do anything else reasonably necessary to enable Employer to secure a patent, copyright, or other form of protection thereof in the United States and in other countries even after the termination of Consultant’s engagement with Employer.

(iii) Consultant has identified on Schedule 1 of this Agreement all Product not assigned by this section, if any, in which Consultant has any right, title, or interest, and which were made, conceived, or written wholly or in part by Consultant prior to his engagement with Employer and which relate to the actual or anticipated business, research, or development of Employer. If Consultant does not have any to identify, Consultant has written or typed “none” on this line: NONE. Consultant represents that he is not a party to any agreements which would limit his ability to assign Product as provided for in this Agreement.

(h) Equitable Relief. In the event a violation of any of the restrictions contained in this Section occurs, Employer shall be entitled to preliminary and permanent injunctive relief (without being required to post bond), reasonable attorneys’ fees, and damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of subsection (b), (c), or (d) of this Section, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

(i) Restrictions Separable. If the scope of any provision of this Agreement (whether in this Section 5 or otherwise) is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 5 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

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13. Miscellaneous.

(a) Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received (i) if personally delivered, on the date of delivery, (ii) if by facsimile or e-mail transmission, upon receipt, (iii) if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, and addressed as provided below, or (iv) if by a courier delivery service providing overnight or “next-day” delivery, on the next business day after deposit with such service addressed as follows:

(1)	If to Employer:

c/o Infinity Resources Holdings Corp.

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

Attention: Chairman of the Board

Phone: (480) 729-6612

Facsimile: (480) 889-2660

E-mail: bmonheit@earth911.com

with a copy given in the manner

prescribed above, to:

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert S. Kant, Esq.

Phone: (602) 445-8302

Facsimile: (602) 445-8100

E-Mail: kantr@gtlaw.com

(2)	If to Consultant:

6175 Main Street, Suite 420

Frisco, Texas 75034

Phone: (972) 464-0004

Fax:

E-mail: jff@questrmg.com

with a copy given in the manner

prescribed above, to:

Jordan, Houser & Flournoy, LLP

2591 North Dallas Parkway, Suite 408

Frisco, Texas 75034

Attention: Cynthia Hurley, Esq.

Phone: (972) 668-6810

Fax: (214) 618-9723

E-mail: churley@jhflegal.com

7

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 6 for the giving of notice.

(b) Indulgences; Waivers. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be binding unless executed in writing by the party making the waiver.

(c) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Texas, notwithstanding any Texas or other conflict-of-interest provisions to the contrary. Venue for any action arising out of this Agreement or the employment relationship shall be brought only in courts of competent jurisdiction in Collin County, Texas.

(d) Notification of New Employer. In the event Consultant chooses to work or affiliate with any other entity while working part-time for Employer, Consultant is required to secure prior permission of Employer, and consents to the notification by Employer to Consultant’s other employer of Consultant’s rights and obligations under this Agreement. Upon termination of this Agreement for any reason, Consultant hereby consents to the notification by Employer to Consultant’s new employer of Consultant’s rights and obligations under this Agreement. In addition, in the event that Consultant plans to render services to a company that works in a similar field as Employer, Consultant agrees to provide Employer with as much notice as possible of Consultant’s intention to join that company or business but in no event will Consultant provide less than 60 days’ notice of that intention; provided, however, the provision of such notice and Employer’s receipt thereof shall not constitute a waiver of any breach of any provision of this Agreement.

(e) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, except that no party may assign or transfer such party’s rights or obligations under this Agreement without the prior written consent of the other party.

(f) Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

8

(g) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(h) Entire Agreement. Except as herein contained, this Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, and conditions, express or implied, oral or written, including any employment terms, conditions, or provisions under the Limited Liability Company Agreement of Employer, dated September 2008, and any modifications thereto, which shall no longer have any force or effect. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

(i) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(j) Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

(k) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday, or holiday.

14. Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided that because the obligations of Consultant hereunder involve the performance of personal services, such obligations shall not be delegated by Consultant. For purposes of this Agreement, successors and assigns shall include, but not be limited to, any individual, corporation, trust, partnership, or other entity that acquires a majority of the stock or assets of Employer by sale, merger, consolidation, liquidation, or other form of transfer. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Without limiting the foregoing, unless the context otherwise requires, the term “Employer” includes all subsidiaries of Employer.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

9

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

QUEST RESOURCE MANAGEMENT GROUP, LLC

By:
Barry Monheit, Chairman of the Board

JEFF FORTE

[Signature Page to Consulting Agreement]

Exhibit C

Form of Non-Competition Agreements

(Attached)

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”), dated as of             , 2013, is made by and between Quest Resource Management Group, LLC, a Delaware limited liability company (“Quest”), and Brian Dick, an individual (“Dick”).

WITNESSETH:

WHEREAS, Dick is a member and a principal owner of Quest Resources Group, L.L.C., a Delaware limited liability company (“Quest Resources”), which owns 50% of the outstanding membership interests of Quest.

WHEREAS, Quest Resources and Earth911, Inc., a Delaware corporation (“Earth911”), entered into an Option Agreement, dated January 15, 2013 (the “Option Agreement”), pursuant to which, Earth911 has acquired an option to purchase Quest Resources’ 50% interest in Quest (the “Option”), bringing its ownership interest to 100%. The Option Agreement requires that Dick enter into this Non-Competition Agreement in order to protect the value of Earth911’s purchase and affiliated goodwill arising from the transaction. Dick derived substantial financial benefit from the Option Agreement.

WHEREAS, Earth911 was unwilling to enter into the Option Agreement unless Dick agreed to enter into this Agreement upon exercise of the Option.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

1. Non-competition.

(a) Business Relationships and Goodwill. Dick acknowledges and agrees that Earth911 entered into the Option Agreement with the intent to purchase for substantial sums a 50% interest in Quest, that Earth911 would not have entered into the Option Agreement without Dick agreeing to enter into this Agreement, and that Dick will personally receive substantial financial benefit from such purchase. Dick further acknowledges and agrees that, as a member of Quest Resources, Dick has Confidential Information about Quest and has access to customers, clients, and business processes of Quest. Dick therefore acknowledges and agrees that there is a high risk and opportunity for any person in such position to use the goodwill developed between Quest and its current and prospective customers. Dick therefore acknowledges and agrees that it is fair and reasonable for Earth911 to take steps to protect itself from the risk of such misappropriation. Consequently, Dick agrees to the following restrictive covenants, and agrees that they are reasonable and do not impose a greater restraint than is necessary to protect the goodwill of Quest.

(b) Duration and Extent of Restriction. For the period ending on the date that is six years from the date of this Agreement (the “Non-Competition Period”), Dick shall not engage or become financially interested in any Competitive Business within the Restricted Territory. As used herein, the term “Competitive Business” shall mean any individual, including on Dick’s own behalf, partnership, corporation, limited liability company, business, association, or other entity that sells or provides or attempts to sell or provide products or services that are the same, substantially similar to, or in competition with the products or services sold or provided by, contemplated by, or identified as a potential area of business by Quest as of the date of this Agreement. For further clarification, Competitive Business shall include, but not necessarily be limited to, the following entities known to Quest to be a Competitive Business: Safety-Kleen/Clean Harbors, Waste Management, Republic Services, Rubicon, River Road, Rock Tenn, Liberty Tire Recycling, Lakin Tire Recycling, Darling International, Griffin, Five Winds, Earth Shift and Pure Strategies. The term “Restricted Territory” shall mean any state or territory of the United States in which Quest’s Customers (defined below) are located, have operations in, or in which Quest has provided services or consummated sales to such Customers at any time during the Non-Competition Period. The term “engage in” shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, stockholder, director, officer, principal, member, agent, employee, consultant, or lender; provided, however, that the ownership of not more than three percent in the aggregate by Dick of the stock of a publicly held corporation shall not be included in such term.

(c) Restrictions with Respect to Customers. “Customer” shall mean Quest’s current principal customers consisting of Walmart, Aramark, CNH, Sam’s Club, Mary Kay, US Airways, First Transforming Travel, AutoNation, Carmax, Jones Lange LaSalle, Garda, Greyhound, AT&T, AAFES, Old Dominion Freight Line, FedEx, Hendric Autogroup, Simon Malls, Pactiv, and International Paper, as well as any other customer or client with whom Quest has, or will have, transacted business, at any time up to the end of the Non-Competition Period. In furtherance of, and without in any way limiting the restriction in subparagraph (b) above, and during the Non-Competition Period, Dick shall not, directly or indirectly

(i) request any Customers of Quest to curtail or cancel their business with Quest;

(ii) disclose the identity of any Customers of Quest to any other person, business, firm, company, partnership, limited liability company, or corporation engaged in a Competitive Business within the Restricted Territory if such identity is unknown to the public;

(iii) solicit, canvas, or accept or authorize any person to solicit, canvas, or accept, from any Customers of Quest any business for any other person, business, firm, company, partnership, limited liability company, or corporation engaged in a Competitive Business within the Restricted Territory.

(d) Non-Solicitation of Employees. During the Non-Competition Period, Dick shall not directly or indirectly, on his own behalf, or on behalf of, or in conjunction with, any other person, business, company, partnership, limited liability company, corporation, or governmental entity, solicit for employment, seek to hire, or hire any person or persons who is or was employed by Quest at any time through the end of the Non-Competition Period for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Quest for a Competitive Business.

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(e) Confidential Information. In his capacity as member and a principal owner of Quest Resources and as a key executive of Quest, Dick has received and had access to Confidential Information (defined below) of Quest. At all times, Dick shall maintain in strict secrecy all confidential or trade secret information relating to the business of Quest (the “Confidential Information”), and Dick shall not, unless first authorized by Quest or advised by counsel that such disclosure is required by applicable law or any governmental authority, disclose to, or use for Dick’s benefit or for the benefit of, any person, firm, or entity, any Confidential Information, except as required in the performance of any duties Dick may have on behalf of Quest. For purposes hereof, Confidential Information shall include without limitation any materials, trade secrets, knowledge, or information with respect to management, operational, or investment policies and practices of Quest; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the management, operational, or investment policies or practices of Quest.

(f) Remedies for Breach. Dick acknowledges that the restrictions contained in this Section 1, in view of the nature of the business in which Quest is engaged, Dick’s receipt of substantial financial benefit under the Option Agreement, and Dick’s relationship with Quest, are reasonable and necessary to protect the legitimate interests of Quest and that any violation of these restrictions would result in irreparable injury to Quest. Dick agrees that, in the event of a violation of any of such restrictions, Quest shall be entitled to preliminary and permanent injunctive relief, attorneys’ fees associated with or arising from efforts to enforce this Agreement, as well as an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Quest may be entitled. In the event of a violation, the period of non-competition referred to in subparagraph (a) above shall be extended by a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

2. Miscellaneous.

(a) Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

(i)	If to Quest:

c/o Infinity Resources Holdings Corp.

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

Attention: Chairman of the Board

Phone: (480) 729-6612

Facsimile: (480) 889-2660

E-mail: bmonheit@earth911.com

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with a copy, given in the manner

prescribed above, to:

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert S. Kant, Esq.

Phone: (602) 445-8302

Facsimile: (602) 445-8100

E-mail: kantr@gtlaw.com

(ii)	If to Dick:

6175 Main Street, Suite 420

Frisco, Texas 75034

Phone: (972) 464-0004

Facsimile: (972) 464-0015

E-mail: briand@questrmg.com

with a copy, given in the manner

prescribed above, to:

Jordan, Houser & Flournoy, LLP

2591 North Dallas Parkway, Suite 408

Frisco, Texas 75034

Attention: Cynthia Hurley, Esq.

Phone: (972) 668-6810

Facsimile: (214) 618-9723

E-mail: churley@jhflegal.com

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

(b) Indulgences. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence.

(c) Controlling Law; Venue and Jurisdiction. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of the state of Delaware, notwithstanding any Delaware or other conflict-of-interest provisions to the contrary. All parties agree that any dispute arising from this Agreement shall be brought in the appropriate court in Phoenix, Arizona.

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(d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns. Because Dick’s obligations are personal, he is not authorized to assign his rights or obligations under this Agreement. Quest may assign its rights and obligations as necessary to ensure its protection contemplated under this Agreement.

(e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

(f) Provisions Separable. If any one or more of the terms, provisions, covenants, or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions shall remain in full force and effect, and the invalid, void, or unenforceable provisions shall be deemed severable. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

(g) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing duly executed by both parties hereto.

(h) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(i) Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

(j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or holiday.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

QUEST RESOURCE MANAGEMENT GROUP, LLC

By:
Barry Monheit, Chairman of the Board

BRIAN DICK

[Signature Page to Non-Competition Agreement]

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”), dated as of             , 2013, is made by and between Quest Resource Management Group, LLC, a Delaware limited liability company (“Quest”), and Jeff Forte, an individual (“Forte”).

WITNESSETH:

WHEREAS, Forte is a member and a principal owner of Quest Resources Group, L.L.C., a Delaware limited liability company (“Quest Resources”), which owns 50% of the outstanding membership interests of Quest.

WHEREAS, Quest Resources and Earth911, Inc., a Delaware corporation (“Earth911”), entered into an Option Agreement, dated January 15, 2013 (the “Option Agreement”), pursuant to which, Earth 911 has acquired an option to purchase Quest Resources’ 50% interest in Quest (the “Option”), bringing its ownership interest to 100%. The Option Agreement requires that Forte enter into this Non-Competition Agreement in order to protect the value of Earth911’s purchase and affiliated goodwill arising from the transaction. Forte derived substantial financial benefit from the Option Agreement.

WHEREAS, Earth911 was unwilling to enter into the Option Agreement unless Forte agreed to enter into this Agreement upon exercise of the Option.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

3.	Non-competition.

(a) Business Relationships and Goodwill. Forte acknowledges and agrees that Earth911 entered into the Option Agreement with the intent to purchase for substantial sums a 50% interest in Quest, that Earth911 would not have entered into the Option Agreement without Forte agreeing to enter into this Agreement, and that Forte will personally receive substantial financial benefit from such purchase. Forte further acknowledges and agrees that, as a member of Quest Resources, Forte has Confidential Information about Quest and has access to customers, clients, and business processes of Quest. Forte therefore acknowledges and agrees that there is a high risk and opportunity for any person in such position to use the goodwill developed between Quest and its current and prospective customers. Forte therefore acknowledges and agrees that it is fair and reasonable for Earth911 to take steps to protect itself from the risk of such misappropriation. Consequently, Forte agrees to the following restrictive covenants, and agrees that they are reasonable and do not impose a greater restraint than is necessary to protect the goodwill of Quest.

(b) Duration and Extent of Restriction. For the period ending on the date that is six years from the date of this Agreement (the “Non-Competition Period”), Forte shall not engage or become financially interested in any Competitive Business within the Restricted Territory. As used herein, the term “Competitive Business” shall mean any individual, including on Forte’s own behalf, partnership, corporation, limited liability company, business, association, or other entity that sells or provides or attempts to sell or provide products or services that are the same, substantially similar to, or in competition with the products or services sold or provided by, contemplated by, or identified as a potential area of business by Quest as of the date of this Agreement. For further clarification, Competitive Business shall include, but not necessarily be limited to, the following entities known to Quest to be a Competitive Business: Safety-Kleen/Clean Harbors, Waste Management, Republic Services, Rubicon, River Road, Rock Tenn, Liberty Tire Recycling, Lakin Tire Recycling, Darling International, Griffin, Five Winds, Earth Shift and Pure Strategies. The term “Restricted Territory” shall mean any state or territory of the United States in which Quest’s Customers (defined below) are located, have operations in, or in which Quest has provided services or consummated sales to such Customers at any time during the Non-Competition Period. The term “engage in” shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, stockholder, director, officer, principal, member, agent, employee, consultant, or lender; provided, however, that the ownership of not more than three percent in the aggregate by Forte of the stock of a publicly held corporation shall not be included in such term.

(c) Restrictions with Respect to Customers. “Customer” shall mean Quest’s current principal customers consisting of Walmart, Aramark, CNH, Sam’s Club, Mary Kay, US Airways, First Transforming Travel, AutoNation, Carmax, Jones Lange LaSalle, Garda, Greyhound, AT&T, AAFES, Old Dominion Freight Line, FedEx, Hendric Autogroup, Simon Malls, Pactiv, and International Paper, as well as any other customer or client with whom Quest has, or will have, transacted business, at any time up to the end of the Non-Competition Period. In furtherance of, and without in any way limiting the restriction in subparagraph (b) above, and during the Non-Competition Period, Forte shall not, directly or indirectly

(i) request any Customers of Quest to curtail or cancel their business with Quest;

(ii) disclose the identity of any Customers of Quest to any other person, business, firm, company, partnership, limited liability company, or corporation engaged in a Competitive Business within the Restricted Territory if such identity is unknown to the public;

(iii) solicit, canvas, or accept or authorize any person to solicit, canvas, or accept, from any Customers of Quest any business for any other person, business, firm, company, partnership, limited liability company, or corporation engaged in a Competitive Business within the Restricted Territory.

(d) Non-Solicitation of Employees. During the Non-Competition Period, Forte shall not directly or indirectly, on his own behalf, or on behalf of, or in conjunction with, any other person, business, company, partnership, limited liability company, corporation, or governmental entity, solicit for employment, seek to hire, or hire any person or persons who is or was employed by Quest at any time through the end of the Non-Competition Period for the purpose of having any such employee engage in services that are the same as or similar or related to the services that such employee provided for Quest for a Competitive Business.

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(e) Confidential Information. In his capacity as member and a principal owner of Quest Resources and as a key executive of Quest, Forte has received and had access to Confidential Information (defined below) of Quest. At all times, Forte shall maintain in strict secrecy all confidential or trade secret information relating to the business of Quest (the “Confidential Information”), and Forte shall not, unless first authorized by Quest or advised by counsel that such disclosure is required by applicable law or any governmental authority, disclose to, or use for Forte’s benefit or for the benefit of, any person, firm, or entity, any Confidential Information, except as required in the performance of any duties Forte may have on behalf of Quest. For purposes hereof, Confidential Information shall include without limitation any materials, trade secrets, knowledge, or information with respect to management, operational, or investment policies and practices of Quest; any business methods or forms; any names or addresses of customers or data on customers or suppliers; and any business policies or other information relating to or dealing with the management, operational, or investment policies or practices of Quest.

(f) Remedies for Breach. Forte acknowledges that the restrictions contained in this Section 1, in view of the nature of the business in which Quest is engaged, Forte’s receipt of substantial financial benefit under the Option Agreement, and Forte’s relationship with Quest, are reasonable and necessary to protect the legitimate interests of Quest and that any violation of these restrictions would result in irreparable injury to Quest. Forte agrees that, in the event of a violation of any of such restrictions, Quest shall be entitled to preliminary and permanent injunctive relief, attorneys’ fees associated with or arising from efforts to enforce this Agreement, as well as an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Quest may be entitled. In the event of a violation, the period of non-competition referred to in subparagraph (a) above shall be extended by a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

4. Miscellaneous.

(a) Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

(i)	If to Quest:

c/o Infinity Resources Holdings Corp.

1375 North Scottsdale Road, Suite 140

Scottsdale, Arizona 85257

Attention: Chairman of the Board

Phone: (480) 729-6612

Facsimile: (480) 889-2660

E-mail: bmonheit@earth911.com

3

with a copy, given in the manner

prescribed above, to:

Greenberg Traurig, LLP

2375 East Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Robert S. Kant, Esq.

Phone: (602) 445-8302

Facsimile: (602) 445-8100

E-mail: kantr@gtlaw.com

(ii)	If to Forte:

6175 Main Street, Suite 420

Frisco, Texas 75034

Phone: (214) 551-2540

Facsimile:

E-mail: jff@questrmg.com

with a copy, given in the manner

prescribed above, to:

Jordan, Houser & Flournoy, LLP

2591 North Dallas Parkway, Suite 408

Frisco, Texas 75034

Attention: Cynthia Hurley, Esq.

Phone: (972) 668-6810

Facsimile: (214) 618-9723

E-mail: churley@jhflegal.com

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

(b) Indulgences. Neither any failure nor any delay on the part of either party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence.

(c) Controlling Law; Venue and Jurisdiction. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of the state of Delaware, notwithstanding any Delaware or other conflict-of-interest provisions to the contrary. All parties agree that any dispute arising from this Agreement shall be brought in the appropriate court in Phoenix, Arizona.

4

(d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors,

and assigns. Because Forte’s obligations are personal, he is not authorized to assign his rights or obligations under this Agreement. Quest may assign its rights and obligations as necessary to ensure its protection contemplated under this Agreement.

(e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

(f) Provisions Separable. If any one or more of the terms, provisions, covenants, or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions shall remain in full force and effect, and the invalid, void, or unenforceable provisions shall be deemed severable. Moreover, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

(g) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements, and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing duly executed by both parties hereto.

(h) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(i) Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

(j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or holiday.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

QUEST RESOURCE MANAGEMENT GROUP, LLC

By:
Barry Monheit, Chairman of the Board

JEFF FORTE

[Signature Page to Non-Competition Agreement]